UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KBR, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 15, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of KBR, Inc. The meeting will be held on Thursday, September 27, 2007, beginning at 9:00 a.m., local time at South Shore Harbour Resort and Conference Center, 2500 South Shore Boulevard, League City, Texas 77573. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card from the Board of Directors are enclosed. The materials provide further information concerning the meeting.

At the meeting, stockholders are being asked to:

•       elect two Class I directors to serve for three years and until their successors shall be elected and qualified;

•       ratify the selection of KMPG LLP as the independent registered public accounting firm to examine the financial statements of KBR, Inc. for 2007;

•       approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended; and

•       transact any other business that properly comes before the meeting or any adjournment or postponements of the meeting.

Please refer to the proxy statement for detailed information on each of these proposals.

It is very important that your shares are represented and voted at the meeting. Your shares may be voted electronically on the Internet, by telephone or by returning the enclosed proxy card. Your proxy will not be used if you are present and prefer to vote in person or if you revoke your proxy. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating.

We appreciate the continuing interest of our stockholders in the business of KBR, and we hope you will be able to attend the meeting.

Sincerely,

William P. Utt
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be Held September 27, 2007

KBR, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Thursday, September 27, 2007, at 9:00 a.m., local time, at South Shore Harbour Resort and Conference Center, 2500 South Shore Boulevard, League City, Texas 77573. At the meeting, stockholders will be asked to consider and act upon the following matters discussed in the attached proxy statement:

1.                To elect two Class I directors to serve for three years and until their successors shall be elected and shall qualify.

2.                To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm to examine the financial statements of KBR for the year 2007.

3.                To approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended.

4.                To transact any other business that properly comes before the meeting or any adjournment or postponements of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set Friday, August 3, 2007, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

We request that you vote your shares as promptly as possible. If you have shares registered in your own name, you may vote your shares in a number of ways:

•       electronically via the Internet at www.proxyvote.com,

•       by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

•       by marking your votes, dating and signing the proxy card or voting instruction form enclosed and returning it in the postage paid envelope provided.

If you hold KBR shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders. No guests will be admitted. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin promptly at 9:00 a.m. Each stockholder holding KBR shares in brokerage accounts is required to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

By Order of the Board of Directors,

Andrew D. Farley
Senior Vice President and Secretary
August 15, 2007

i

PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of KBR, Inc. (“KBR”, the “Company”, “we” or “us”). By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Stockholders.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis and no guests will be admitted. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you are required to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

If you attend the meeting, you may vote in person. If you are not present, your shares can be voted only if you have followed the instructions for voting via the Internet or by telephone, or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the meeting.

The record date for determination of the stockholders entitled to vote at the meeting is the close of business on Friday, August 3, 2007. KBR’s common stock, par value $0.001, is the only class of capital stock that is outstanding. As of August 3, 2007, there were 169,120,560 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the meeting.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Except as set forth below, shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted, whether or not a majority of the shares present, up to the number of directors to be elected by those shares, will be elected. Shares present but not voting on the election of directors will be disregarded, except for quorum purposes, and will have no legal effect.

The election inspectors will treat shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters for which brokers may exercise their own discretion.

In accordance with our confidential voting policy, no vote of any stockholder will be disclosed to KBR’s officers, directors or employees, except:

•       as necessary to meet legal requirements and to assert claims for and defend claims against KBR;

•       when disclosure is voluntarily made or requested by the stockholder;

•       when the stockholder writes comments on the proxy card; or

•       in the event of a proxy solicitation not approved and recommended by the Board of Directors.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of KBR.

This proxy statement, the form of proxy and voting instructions are being made available to stockholders on or about August 15, 2007, at www.investoreconnect.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-800-579-1639; (b) internet at www.investoreconnect.com; or (c) e-mail at sendmaterial@investoreconnect.com. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2006 is being made available at the same time and by the same methods. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Our principal executive office is located at 601 Jefferson Street, Suite 3400, Houston Texas 77002 and our website address is www.kbr.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

QUESTIONS AND ANSWERS ABOUT VOTING

The following are answers to common questions about voting KBR shares at the meeting. If your question is not addressed below or elsewhere in this proxy statement, please contact KBR’s Investor Relations Department at (713) 753-5082.

Who is entitled to vote?

Holders of record at the close of business on August 3, 2007, which is the record date for the meeting, will be entitled to one vote per share. Fractional shares will not be voted. On the record date, KBR had 169,120,560 shares of common stock, par value $0.001 per share, outstanding.

Who is soliciting my proxy to vote my shares?

KBR’s Board of Directors is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the September 27, 2007 meeting and at any adjournment or postponement of that meeting.

What constitutes a quorum?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of KBR common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

How do I give voting instructions?

For shares of KBR’s common stock not held in the 401(k) plans:   As described on the enclosed proxy card, proxies may be submitted:

•       over the Internet,

•       by telephone or

•       by mail.

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Wednesday, September 26, 2007.

For shares of KBR’s common stock held in the 401(k) plans:   Voting instructions may be submitted:

•       over the Internet,

•       by telephone or

•       by mail.

By submitting your voting instructions using any of the means described on the enclosed Card, you will be directing U.S. Trust, the Independent Stock Fiduciary for the KBR Stock Fund under KBR’s 401(k) plans, how you wish to vote the shares of KBR common stock credited to your plan account. Your instructions for shares held in the 401(k) plans must be received by 11:59 p.m., Eastern Time, on Sunday, September 23, 2007.

Can I change my vote?

For shares of KBR’s common stock not held in the 401(k) plans:   A proxy may be revoked by a stockholder at any time before it is voted by:

•       giving notice of the revocation in writing to KBR’s Corporate Secretary at 601 Jefferson Street, Houston, Texas 77002,

•       submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed or

•       voting in person at the meeting.

For shares of KBR’s common stock held in the 401(k) plans:   A voting instruction may be revoked by a 401(k) plan participant at any time before the voting deadline of 11:59 p.m., Eastern Time, on Sunday, September 23, 2007, by:

•       calling U.S. Trust at 1-800-535-3093 and requesting another Card and completing, signing and submitting the Card in time to reach the tabulator prior to this voting deadline; or

•       submitting another voting instruction by telephone or over the Internet prior to the voting deadline.

Only the last voting instruction submitted prior to the deadline will be submitted.

What are voting requirements to elect the directors and approve each of the proposals?

KBR’s Bylaws provide that, in general, holders of a majority of the voting stock, present in person or represented by proxy, will constitute a quorum at any meeting of the shareholders. The directors will be elected by a plurality of the shares of KBR’s common stock cast in person or represented by proxy at the meeting. Adoption of the proposal to ratify the appointment of the independent registered public accounting firm will require the affirmative vote of a majority of the shares of KBR’s common stock present in person or represented by proxy at the meeting and entitled to vote. Adoption of the proposal to approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended will require the affirmative vote of a majority of the shares of KBR’s common stock present in person or represented by proxy at the meeting and entitled to vote.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of the appointment of our independent registered public accounting firm, even if the broker does not receive voting instructions from you. Accordingly, broker non-votes will have no effect on the quorum requirement or the vote on those matters. However, a broker may not vote your shares on the proposal to approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended unless the broker receives voting instructions from you.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting will not be taken into account in determining the outcome of the election of directors or the approval of the KBR, Inc. 2006 Stock and Incentive Plan, as amended. Abstentions will be included in the voting tally and will have the same effect as a vote against the ratification of the appointment of the independent registered public accounting firm.

Does KBR offer electronic delivery of proxy materials?

Yes. KBR encourages you to reduce printing and mailing costs by signing up for electronic delivery of KBR stockholder communications. With electronic delivery, you will receive documents such as the Annual Report and the proxy statement as soon as they are available, without waiting for them to arrive in the mail. Electronic delivery also can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, please follow the instructions on your proxy card to vote by internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

What is “householding?”

In accordance with notices that KBR sent to certain stockholders, KBR is sending only one copy of its meeting materials to stockholders who share the same address, unless they have notified KBR that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or proxy statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to 1-800-542-1061. You will begin to receive individual copies within 30 days after your request.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing KBR stock at two different brokerage firms, your household will receive two copies of the meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of meeting materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See “Does KBR offer electronic delivery of proxy materials?”

PROPOSAL FOR ELECTION OF DIRECTORS

Proposal 1 on Proxy Card

On April 5, 2007, Halliburton completed an offer to exchange its 135,627,000 shares of our common stock in the aggregate for outstanding shares of Halliburton common stock, subject to the terms and conditions set forth in a joint registration statement on Form S-4 that we and Halliburton filed with the Securities and Exchange Commission on March 23, 2007. In connection with, and effective upon, the closing of the exchange offer and in accordance with the Master Separation Agreement between us and Halliburton dated November 20, 2006: (i) the Halliburton affiliated directors then serving on our Board of Directors, Messrs. Cornelison, Gaut, Lane and McCollum, resigned, (ii) our Board elected Messrs. Huff and Carroll as nominees to join our Board of Directors, and (iii) our Board of Directors was “classified” into three classes serving staggered three-year terms, with Messrs. Utt and Curtiss being designated Class I directors, Messrs. Slater and Huff being designated Class II directors and Mr. Carroll being designated a Class III director. On April 17, 2007, Mr. Blount was elected to fill one of the vacancies on the Board and was designated a Class III director. The size of our Board of Directors is currently set at seven and there exists one vacancy on the Board of Directors.

Pursuant to our Certificate of Incorporation and Bylaws, the members of the Board of Directors serve for three year terms and hold office until their successors are elected and qualified or until their earlier resignation or removal. Class I directors will serve until the 2007 Annual Meeting of Stockholders, Class II directors will serve until the Annual Meeting of our stockholders to be held in 2008 and Class III directors will serve until the Annual Meeting of our stockholders to be held in 2009. Each of the three classes has two directors, and the vacancy is a Class III directorship.

The terms of the current Class I directors will expire on the date of the upcoming Annual Meeting of Stockholders. Accordingly, two persons are to be elected to serve as Class I directors at the Annual Meeting of Stockholders. Management’s nominees for election by the stockholders to those two positions are the current Class I members of the Board of Directors, Messrs. Utt and Curtiss. Each nominee has indicated his willingness to serve, if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as we may designate. We have no reason to believe that any of the Class I nominees will be unable to serve if elected. If a quorum is present, the nominees for Class I director receiving the highest number of votes will be elected as Class I directors.

The Board of Directors recommends that you vote FOR election of each Class I director nominee listed below. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

The following biographical information is furnished with respect to each of the Class I director nominees for election at the meeting and each incumbent member of the Board of Directors. The information includes age as of August 3, 2007, present position, if any, with KBR, period served as director, and other business experience during at least the past five years.

Nominees for Class I director-Term Ending 2010

William P. “Bill” Utt, 50, was named President and Chief Executive Officer of KBR effective March 15, 2006. He was named Chairman in April 2007. Prior to joining KBR, he was president and CEO of SUEZ Energy North America from 2000-2006, with responsibility for the LNG, retail energy, energy marketing and trading, power generation and development businesses. From 1995-2000, he was president and CEO of Tractebel’s North American energy businesses. Mr. Utt holds bachelor’s and master’s degrees in mechanical engineering from the University of Virginia and has a master’s degree in business administration from The Colgate Darden Graduate School of Business Administration at the University of

Virginia. Mr. Utt recently served on the National Petroleum Council, which provides advice and analysis to the U.S. Secretary of Energy. Mr. Utt is currently a trustee for the School of Engineering and Applied Science at the University of Virginia. He is also a trustee of Episcopal High School in Houston.

Jeffrey E. Curtiss, 59, is a private investor. From January 2000 to June 2006, Mr. Curtiss served as the Senior Vice President and Chief Financial Officer of Service Corporation International, a leading provider of funeral and cemetery services. Previously, Mr. Curtiss was the Senior Vice President and Chief Financial Officer of Browning-Ferris Industries, Inc. from January 1992 to July 1999. Mr. Curtiss received law degrees from two universities in 1971 and 1975. He received his CPA certificate from Colorado in 1971 and became a CFA charterholder in 2006. Mr. Curtiss joined our Board in November 2006 and is a member of the Compensation Committee, Health, Safety and Environment (HSE) Committee and Nominating and Corporate Governance Committee and is Chairman of the Audit Committee.

Incumbent Class II Directors—Term Ending 2008

John R. Huff, 61, has been Chairman of Oceaneering International, Inc.’s Board of Directors since August 1990. Mr. Huff served as a director and Chief Executive Officer of Oceaneering International, an oil field services company, since joining the company in 1986, until his retirement from the position of Chief Executive Officer in May 2006. Mr. Huff is also a director of BJ Services Company, Rowan Companies and Suncor Energy, Inc. Mr. Huff joined the Board in April 2007 and is a member of the Audit Committee, Health, Safety and Environment (HSE) Committee and Nominating and Corporate Governance Committee and is Chairman of the Compensation Committee.

Richard J. Slater, 61, has been chairman of ORBIS LLC, an investment and corporate advisory firm, since February 2003. Previously, Mr. Slater served in various executive positions with Jacobs Engineering Group Inc. (JEG) beginning in May 1980. Mr. Slater was employed as a consultant to the chief executive officer of JEG from January 2003 to October 2006 and prior to that, he served as Executive Vice President, Operations from March 1998 to December 2002. Mr. Slater presently serves as non-executive chairman of Bluebeam Software Inc., and as an independent director of Reliance Steel & Aluminum Co. and as trustee and member of the executive committee of the board of trustees of Claremont Graduate University. Mr. Slater joined the Board in November 2006 and is a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and is Chairman of the Health, Safety and Environment (HSE) Committee.

Incumbent Class III Directors—Term Ending 2009

Loren K. Carroll, 63, is currently an independent consultant and an advisor to Smith International, Inc. From March 1994 until April 2006, Mr. Carroll served as President and Chief Executive Officer of M-I SWACO and Executive Vice-President of Smith International, Inc, a worldwide supplier of drilling fluids and related equipment and services to the oil and gas industry. M-I SWACO is owned 60% by Smith International, Inc. Mr. Carroll currently serves as a director of Forest Oil Corporation, Fleetwood Enterprises, Inc. and Veritas DGC, Inc. Mr. Carroll joined the Board in April 2007 and is a member of the Audit Committee, Compensation Committee, Health, Safety and Environment (HSE) Committee and Nominating and Corporate Governance Committee.

W. Frank Blount, 69, is currently Chairman and Chief Executive Officer of TTS Management Corp., a management services company, which is based in Atlanta, Georgia. From June 2000 to October 2002, he served as Chairman and Chief Executive Officer of Cypress Communications Corporation, a telecommunications company. From January 1992 until March 1999, he served as Chief Executive Officer of Telstra Communications Corporation, Australia’s principal telecommunications company. Mr. Blount also serves on the Boards of Caterpillar, Inc., Alcatel-Lucent, Hanson PLC, and Entergy, Inc. and the Advisory Board for China Telecom. Mr. Blount joined the Board in April 2007 and is a member of the

Audit Committee, Compensation Committee and Health, Safety and Environment (HSE) Committee and is Chairman of the Nominating and Corporate Governance Committee. Mr. Blount also serves as KBR’s Lead Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of July 31, 2007, regarding the beneficial ownership of KBR’s common stock by persons known by KBR to beneficially own more than five percent of its outstanding common stock, each director or nominee, each of the named executive officers referenced in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Information regarding five percent stockholders in the table and footnotes is based on the most recent Statement on Schedule 13G or 13D or amendment thereto filed by each such person with the Securities and Exchange Commission (the “SEC”), except as otherwise known to KBR. To our knowledge, except as otherwise noted in the footnotes to this table or as provided by applicable community property laws, each individual has sole voting and investment power with respect to the shares of common stock listed in the second column below as beneficially owned by the individual.

	Shares of KBR Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares(2)	Percentage of Class
Capital Research and Management Company(3)	20,531,420	12.2%
333 South Hope Street Los Angeles,
California 90071
Tontine Management, L.L.C. and affiliates(4)	18,964,512	11.2%
55 Railroad Avenue Greenwich,
Connecticut 06830
William P. Utt(5)	223,590	*
Andrew R. Lane	0
Cedric W. Burgher(5)(6)(7)	38,572	*
John W. Gann, Jr(5)(6)(7)	40,465	*
John L. Rose(5)(6)(7)	49,588	*
Bruce A. Stanski(5)(6)(8)	72,770	*
James H. Lehmann	0
Louis J. Pucher	0
W. Frank Blount(5)	3,500	*
Loren K. Carroll(5)	3,500	*
Jeffrey E. Curtiss(5)	7,000	*
John R. Huff(5)	3,500	*
Richard J. Slater(5)	7,000	*
All directors and executive officers as a group (20 persons)(5)(6)(7)	415,170	*

*                    Less than one percent (1%).

(1)          The address of each of Messrs. Utt, Burgher, Gann, Rose, Stanski, Lehmann, Pucher, Blount, Caroll, Curtiss Huff and Slater is c/o KBR, Inc., 601 Jefferson Street, Suite 3400, Houston, Texas 77002. The address of Mr. Lane is c/o Halliburton Company, 5 Houston Center, 1401 McKinney, Suite 2400, Houston, Texas 77010.

(2)          Beneficial ownership means the sole or shared power to vote, or to direct the voting of, shares of KBR common stock, or investment power with respect to KBR common stock, or any combination of the foregoing. Each director and executive officer and the directors and executive officers as a group beneficially own less than 1% of the outstanding shares of KBR common stock.

(3)          Based solely on a Schedule G filed May 31, 2007, Capital Research and Management Company (“CRM”) is an investment adviser and is deemed to be the beneficial owner of 20,531,420 shares. CRM has sole dispositive power over 20,531,420 shares and sole voting power over 10,006,130 shares.

(4)          Based solely on a Form 4 filed June 8, 2007, Mr. Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. (“TM”), a Delaware limited liability company, the general partner of Tontine Partners, L.P. (“TP”), a Delaware limited partnership. Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”), the investment advisor to Tontine Overseas Fund, Ltd., a Cayman Islands Corporation (“TOF”) and certain separately managed accounts. Mr. Gendell directly owns no shares of the common stock. TM and TOA directly own no shares of common stock. TP directly owns 11,901,751 shares of common stock. TOF directly owns 6,656,866 shares of common stock. The separately managed accounts directly own 405,895 shares of common stock.

(5)          Includes the following shares of restricted stock as to which the holder has sole voting power, but no investment power: Mr. Utt, 184,816; Mr. Burgher, 11,062; Mr. Gann, 2,766; Mr. Rose, 11,062; Mr. Stanski, 11,062; Mr. Blount, 3,500; Mr. Carroll, 3,500; Mr. Curtiss, 7,000; Mr. Huff, 3,500; Mr. Slater, 7,000; and all executive officers and directors as a group, 277,071. The restrictions lapse, and the holder acquires investment power, at a rate of 20% per year over a five year period (except that 55,306 of Mr. Utt’s restricted shares must also meet certain performance measures to vest). Also includes the following shares of restricted stock as to which the holder has sole voting power and which were acquired upon the separation of the company from Halliburton Company pursuant to the conversion of outstanding awards of Halliburton restricted stock: Mr. Utt, 38,774; Mr. Burgher, 19,387; Mr. Gann, 22,619; Mr. Rose, 13,477; Mr. Stanski, 61,708; and all executive officers and directors as a group, 260,599. All converted restricted stock that was awarded (originally as Halliburton restricted stock) on or after January 1, 2003, vests, and the holder acquires investment power, at a rate of 20% per year over a five year period. All converted restricted stock that was awarded (originally as Halliburton restricted stock) prior to January 1, 2003, vests, and the holder acquires investment power, at a rate of 10% per year over a ten year period.

(6)          Does not include the following shares of restricted stock units as to which the holder has no voting power and no investment power, but which will convert to common stock on a 1-to-1 ratio, subject to certain conditions: Mr. Burgher, 15,955; Mr. Gann, 9,903, Mr. Rose, 19,257; Mr. Stanski, 19,257; and all executive officers as a group, 121,863. The restrictions lapse, and the holder acquires sole voting and investment power, at a rate of 20% per year for a five year period.

(7)          Includes shares of common stock that may be purchased by the following within 60 days of July 31, 2007, pursuant to outstanding options: Mr. Burgher, 8,078; Mr. Gann, 15,080; Mr. Rose, 25,049; all executive officers as a group, 78,528.

(8)          Does not include any shares that Mr. Stanski may be deemed to beneficially own by virtue of his interest in units in KBR’s 401(k) plans.

CORPORATE GOVERNANCE

Corporate Governance Materials

We are committed to good corporate governance and to effective communication with our stockholders. The roles, duties and responsibilities of the Board of Directors and each committee of the Board of Directors are summarized below. To ensure that our stockholders have access to our governing documents, we provide copies of our Code of Business Conduct and Corporate Governance Guidelines and the charters of each of the committees of our Board of Directors on our website at www.kbr.com, and copies will be provided to any stockholder who requests them by writing to our Investor Relations Department at: 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

Role of the Board of Directors

The Board of Directors represents the interests of our stockholders in perpetuating a successful business. It is the responsibility of the Board of Directors to provide oversight of the effectiveness of management’s policies and decisions, including the execution of its strategies, with a commitment to enhancing stockholder value over the long term. To this end, Board members are expected to act in the best interests of all stockholders, be knowledgeable about our businesses, exercise informed and independent judgment and maintain an understanding of general economic trends and conditions as well as trends in corporate governance. In addition, it is our Board’s policy that Board members are expected to make every effort to attend the meetings of the Board and committees of the Board upon which they serve, as well as stockholder meetings. All of KBR’s incumbent directors attended seventy-five percent or more of the aggregate of all meetings of the Board and of committees on which they served during the periods that they served during 2006. Our Corporate Governance Guidelines provide that all Directors should attend our annual meetings. The meeting to which this Proxy Statement relates is our first Annual Meeting of Stockholders.

Independence Standards

Following the closing of our initial public offering on November 21, 2006, we were considered a “controlled company” under the corporate governance rules of the New York Stock Exchange (NYSE). As a controlled company, we were eligible for exemptions from some of the requirements of these rules, including the requirements (i) that a majority of our Board of Directors consist of independent directors, (ii) that we have a nominating and governance committee and a compensation committee, and that each such committee be composed entirely of independent directors and governed by a written charter addressing the committee’s purpose and responsibilities, and (iii) for annual performance valuations of the nominating and governance committee and the compensation committee. Accordingly, upon the closing of our initial public offering, we had seven directors, two of whom satisfied the independence standards set forth in our Corporate Governance Guidelines, the listing standards of the NYSE and the SEC requirements for independence of audit committee members. These two independent directors, Messrs. Curtiss and Slater, served on our Audit Committee and our Compensation Committee.

Effective upon our separation from Halliburton on April 5, 2007, the remaining directors who were appointed by Halliburton and were not independent (other than Mr. Utt) resigned and two more non-employee, independent directors were appointed to replace them. On April 17, 2007, a third non-employee, independent director was appointed. Following our separation from Halliburton, our Corporate Governance Guidelines were also amended to provide that at least two-thirds of our directors must be independent. At this time, all of our directors are independent, as set forth in our Corporate Governance Guidelines and outlined below, except our Chairman, President and Chief Executive Officer, Mr. Utt, who does not qualify as an independent director.

A director will be considered independent under our Corporate Governance Guidelines if he or she:

•       has no material relationship with KBR;

•       has not been employed by us or any affiliate of ours during the preceding three years, and no member of the director’s immediate family has been employed as an executive officer of ours or any of our affiliates during the preceding three years;

•       has not received, and does not have an immediate family member who has received, during any twelve-month period within the preceding three years, more than $100,000 in direct compensation from KBR, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•       is not a partner or an employee of KBR’s independent auditor, and was not during the past three calendar years a partner or employee of KBR’s independent auditor who personally worked on KBR’s audit;

•       does not have an immediate family member who is a partner of KBR’s independent auditor or an employee of KBR’s independent auditor who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice or was during the past three calendar years a partner or employee of KBR’s independent auditor who personally worked on KBR’s audit;

•       has not been an employee of a customer or supplier of KBR or any of its affiliates and does not have an immediate family member who is an executive officer of any such customer or supplier that makes payments to, or receives payments from, KBR or any of its affiliates in an amount which exceeds the greater of $1 million or 2% of our or such customer’s or supplier’s consolidated gross revenues within any of the preceding three years; and

•       has not (and has not had a family member who) within the preceding three years served as an executive officer with a company for which a KBR executive served on its compensation committee.

The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All directors complete independence questionnaires at least annually and our Board makes determinations of the independence of its members under the listing standards of the NYSE and the SEC requirements for Audit Committee members. Our Board believes that its membership should include no more than two directors who are also employees of KBR. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

Audit Committee Financial Expert Determinations

Our Board has determined that each member of its Audit Committee is financially literate. In addition, the Board has determined that Messrs. Curtiss, Carroll, Huff and Blount qualify as “audit committee financial experts,” as defined in Item 407(d) of Regulation S-K and, as described above, that each member of the Audit Committee is independent, as defined by our Corporate Governance Guidelines, the NYSE’s listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

Directors’ Meetings and Stockholder Communications with Directors

The Board of Directors will meet each year immediately following the Annual Meeting of Stockholders to transact such business as may properly be brought before the meeting. Additional regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may determine, but shall consist of at least four other regularly scheduled meetings. Special meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the

Corporate Secretary or a majority of the directors in office. KBR’s Bylaws permit action to be taken without a meeting if all members of the Board of Directors consent to such action in writing or by electronic transmission. From the time of KBR’s initial public offering on November 21, 2006 to the end of 2006, the Board of Directors held one meeting.

During each regular Board meeting, KBR’s non-employee directors, all of whom have been determined by our Board to be independent under the standards of our Corporate Governance Guidelines and the NYSE, meet in scheduled executive sessions. Our Lead Director, Mr. W. Frank Blount, presides at all executive sessions of the Board.

In addition, each December beginning in 2007, our non-employee directors will meet in executive session to evaluate the performance of our Chief Executive Officer. In evaluating our CEO, the non-employee directors consider qualitative and quantitative elements of the CEO’s performance, including:

•       leadership and vision;

•       integrity;

•       keeping the board informed on matters affecting KBR and its operating units;

•       performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);

•       development and implementation of initiatives to provide long-term economic benefit to KBR;

•       accomplishment of strategic objectives; and

•       development of management.

In addition, the non-employee directors will review annually management succession plans and development programs for senior members of executive management. The evaluation and compensation for the next full year, and management succession plans and development programs will be communicated to the Chief Executive Officer only after review and approval by the Compensation Committee and the full Board of Directors (other than the CEO). Because of our status as a “controlled company” during 2006, the non-employee directors did not meet without management.

The Chairman of the Board presides at all Board meetings. KBR’s Chairman of the Board, William P. Utt, is our President and Chief Executive Officer.

Contact the Board

To foster better communication with our stockholders, KBR has established a process for stockholders and other interested parties to communicate with the Audit Committee and the Board of Directors. The process has been approved by our Board and its Audit Committee and is designed to meet the requirements of the NYSE and the SEC. You may communicate with our Board of Directors or the non-management directors via mail (Board of Directors ℅ Director of Business Conduct, KBR, Inc., P.O. Box 3406, Houston, Texas 77253-3406), telephone (1-800-536-4217 (toll-free from the U.S. or Canada) or 770-776-5639 (calling collect from any other country)), or e-mail (fhoukbrbod@kbr.com). Information regarding these methods of communication is also on our website, www.kbr.com, under “Corporate Governance.”

Our Director of Business Conduct reviews all communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, auditing matters or any other significant communications. Communications addressed to a named director are promptly sent to the director. Communications directed to the non-management directors are promptly sent to the Lead

Director. A report summarizing all communications is sent to each director quarterly and copies of communications are available for review by any director, except that those designated for the non-management directors are not available to management directors. The process has been approved by both the Audit Committee and the Board, and is designed to meet the requirements of the NYSE and the SEC.

Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained as required by law and otherwise shall be maintained unless disclosure is:

•       required or advisable in connection with any governmental investigation or report;

•       in the interests of KBR, consistent with the goals of KBR’s Code of Business Conduct; or

•       required or advisable in KBR’s legal defense of the matter.

The Board of Directors and Standing Committees of Directors

KBR’s Bylaws authorize the Board of Directors to appoint such committees as they deem advisable, with each committee having the authority to perform the duties as determined by the Board. A substantial portion of the analysis and work of the Board is done by standing Board committees. A director is expected to participate actively in the meetings of each committee to which he or she is appointed. At this time, the Board of Directors has four standing committees to which it has delegated certain duties and responsibilities:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environment Committee. Each of the standing committees is comprised entirely of non-employee and, in the business judgment of the Board, independent, directors. All of KBR’s non-employee, independent directors serve on all of our standing committees. The members and chairmen of the respective committees are indicated below:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		HSE Committee
W. Frank Blount	X		X		X	*	X
Loren K. Carroll	X		X		X		X
Jeffrey E. Curtiss	X	*	X		X		X
John R. Huff	X		X	*	X		X
Richard J. Slater	X		X		X		X	*
William P. Utt

*                    Chairman

The Board of Directors has approved a charter for each of the standing committees, which sets forth the duties and responsibilities delegated to each of the committees by the Board of Directors and governs the committee’s actions. The purpose, duties and responsibilities of each committee are briefly described below.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act and currently comprises Messrs. Blount, Carroll, Curtiss, Huff and Slater. Mr. Curtiss serves as Chairman. The Board of Directors has determined that each member of the Audit Committee is independent as defined in the listing standards of the NYSE, and that each member of the Audit Committee is financially literate. In addition, the Board has determined that Messrs. Blount, Carroll, Curtiss and Huff are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee held no meetings from the date of our initial public offering on November 21, 2006 through the end of 2006. A copy of the Audit Committee’s charter is available on the Corporate Governance page of our website, www.kbr.com.

The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by our principal independent public accountants and our internal auditing staff and, effective for fiscal year 2007, will review with the principal independent public accountants the effectiveness of our system of internal controls. It reviews transactions between us and our directors and officers, our policies regarding those transactions and compliance with our Code of Business Conduct. The Audit Committee also engages our principal independent registered public accounting firm for each fiscal year, reviews the audit and other professional services rendered by our principal independent registered public accounting firm and periodically reviews the independence of our principal independent registered public accounting firm. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled “Audit Committee Report” and in the charter of the Audit Committee, which was adopted by the Board of Directors.

Compensation Committee

The Compensation Committee was established by the Board in November 2006, in anticipation of our separation from Halliburton. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the listing standards of the NYSE. The Compensation Committee did not meet in 2006.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of our executive officers, establishes and reviews general policies relating to our compensation and benefits and administers the compensation plans described in the Compensation Discussion and Analysis below. The Compensation Committee’s responsibilities include, but are not limited to:

•       evaluating and developing the compensation policies applicable to our executive officers, including guidance regarding the specific relationship of corporate performance to executive compensation;

•       reviewing and approving on an annual basis the corporate goals and objectives relevant to compensation for the Chief Executive Officer;

•       evaluating at least annually the CEO’s performance in light of established goals and objectives;

•       determining and approving, either as a committee or together with other independent directors (as directed by the Board), the CEO’s compensation, including salary, bonus, incentive and equity compensation based on this evaluation;

•       considering, in determining the long-term incentive compensation component of the CEO’s compensation, KBR’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years and any other factors it deems relevant;

•       periodically reviewing the compensation paid to non-employee directors (including Board and committee chairpersons) in the form of annual retainers and meeting fees, if any, and making recommendations to the Board regarding any adjustments;

•       reviewing and making recommendations to the Board with respect to incentive compensation and other stock-based plans;

•       reviewing and discussing with management the “Compensation Discussion and Analysis” and determining whether to recommend to the Board that it be included in KBR’s annual proxy statement or annual report on Form 10-K;

•       preparing and publishing, over the names of the members of the Committee, an annual executive compensation report as required by the SEC to be included in KBR’s annual proxy statement or annual report on Form 10-K; and

•       evaluating its own performance and reviewing the adequacy of its charter, at least annually.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established by the Board in March, 2007, in anticipation of our separation from Halliburton. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the listing standards of the NYSE.

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•       reviewing periodically the corporate governance guidelines adopted by the Board of Directors and recommending revisions to the guidelines as appropriate;

•       developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees, which shall be overseen by the Committee;

•       reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;

•       assessing the appropriate mix of skills and characteristics required of Board members;

•       identifying and screening candidates for Board membership;

•       establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;

•       reviewing annually each Director’s continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;

•       recommending candidates to fill vacancies on the Board;

•       reviewing periodically the status of each Director to assure compliance with the Board’s policy that at least two-thirds of Directors meet the definition of independent Director;

•       reviewing the Board’s committee structure, and recommending to the Board for its approval Directors to serve as members and as Chairs of each committee;

•       reviewing annually any stockholder proposals submitted for inclusion in KBR’s proxy statement and recommending to the Board any KBR statements in response; and

•       reviewing periodically KBR’s Director compensation practices, conducting studies and recommending changes, if any, to the Board.

Stockholder Nominations of Directors.   Stockholders may suggest candidates for nomination by the Nominating and Corporate Governance Committee by contacting the Committee in the manner provided above under “Contact the Board.”  If selected for nomination by the Nominating and Corporate Governance Committee, as described below under “Process for the Selection of Directors,” such candidate will be included in KBR’s proxy statement for the annual meeting of stockholders.

Nominations by stockholders may also be made at an Annual Meeting of Stockholders in the manner provided in our Bylaws, although such nominees will not be included in KBR’s proxy statement. The Bylaws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to our Secretary at the address set forth on page 2 of this proxy statement, and must be received at our principal executive offices not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the anniversary date of the immediately preceding annual meeting of stockholders. For this first Annual Meeting of Stockholders, our Bylaws provide that the first anniversary of the preceding year’s annual meeting of stockholders was deemed to be May 1, 2007. The notice shall set forth:

•       as to each person the stockholder proposes to nominate for election or reelection as a Director:

•        the name, age, business address and residence address of the person;

•        the principal occupation or employment of the person;

•        the class and number of shares of KBR common stock that are beneficially owned by the person;

•        all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•        such person’s written consent to serve as a director if elected; and

•       as to the stockholder giving the notice:

•        the name and record address of the stockholder;

•        the class and number of shares of KBR common stock that are beneficially owned by the stockholder;

•        a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the nomination; and

•        a representation whether the stockholder intends to solicit proxies from the holders of at least the percentage of common stock required to elect the nominee.

The proposed nominee may be required to furnish other information as KBR may reasonably require to determine the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors.   Candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

•       personal characteristics:

•       highest personal and professional ethics, integrity and values;

•       an inquiring and independent mind;

•       practical wisdom and mature judgment;

•       broad training and experience at the policy-making level in business, government, education or technology;

•       expertise that is useful to KBR and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;

•       willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

•       commitment to serve on the Board for several years to develop knowledge about KBR’s principal operations;

•       willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•       involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to KBR and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

Process for the Selection of New Directors.   The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, KBR management, and stockholders. Of the two nominees for director at this meeting, Messrs. William P. Utt and Jeffrey E. Curtiss, both are incumbent directors recommended by the non-management directors. The Committee may also retain an independent executive search firm to identify candidates for consideration. The Nominating and Corporate Governance Committee will also consider candidates nominated by the stockholders in accordance with our Bylaws. A stockholder who wishes to recommend a prospective candidate should notify KBR’s Secretary, as described in this proxy statement. The Nominating and Corporate Governance Committee has retained the executive search firm, Spencer Stuart, to assist its search in identifying and evaluating Director nominees, and this search firm is in the process of identifying candidates for the current vacancy on the Board.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

Health, Safety and Environment (“HSE”) Committee

The HSE Committee was established by the Board in April 2007. The Health, Safety and Environment Committee’s responsibilities include, but are not limited to:

•       reviewing and assessing KBR’s health, safety and environmental policies and practices and proposing modifications or additions as needed;

•       overseeing the communication and implementation of these policies throughout KBR;

•       reviewing annually the health, safety and environmental performance of KBR’s operating units and their compliance with applicable policies and legal requirements; and

•       identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Code of Ethics

KBR has adopted a “code of ethics,” as defined in Item 406(b) of Regulation S-K. KBR’s code of ethics, known as its Code of Business Conduct, applies to all directors, officers and employees of KBR, including its principal executive officer, principal financial officer, principal accounting officer and controller, and also applies to all employees of KBR and KBR’s agents. KBR has posted its Code of Business Conduct on its website, www.kbr.com. In addition, KBR intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Business Ethics and Conduct Policy that applies to any of KBR’s directors of executive officers including the requirements of Item 5.05 of Form 8-K with respect to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on its website, www.kbr.com.

In addition, we have agreed that, for five years following our initial public offering, we will consistently implement and maintain the business practices and standards adopted by the Halliburton Board of Directors for us with respect to internal control procedures relating to the use of foreign agents. We may amend such procedures from time to time during the five-year period with Halliburton’s prior consent, not to be unreasonably withheld.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, as provided below, with KBR’s management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of Directors

John R. Huff, Chairman
W. Frank Blount
Loren K. Carroll
Jeffrey E. Curtiss
Richard J. Slater

July 28, 2007

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices in place during 2006 with respect to our current chief executive officer, our former chief executive officer, our chief financial officer, the other three most highly-compensated executive officers who were employed at the end of 2006 and two former highly compensated executive officers who terminated employment prior to the end of 2006, all of whom are collectively referred to as the “named executive officers.” The named executive officers, together with the other members of our senior executive management whose compensation is determined by our Compensation Committee and our Board of Directors, are referred to as our “senior executive management.”

Prior to the closing of our initial public offering on November 21, 2006, Halliburton established and administered our compensation programs. During the remainder of fiscal 2006, we generally continued the compensation programs put in place by Halliburton. Except for our short-term incentive opportunities and base salary, which were established by our Compensation Committee in the first quarter of 2007, our Board of Directors and our Compensation Committee are in the process of evaluating our compensation programs and will revise them as they determine to be appropriate. See “Post-Separation Updates” below for revisions made to our compensation programs following our separation from Halliburton. Because of the role that Halliburton and the Halliburton Compensation Committee played in determining the 2006 compensation for our senior executive management, this discussion includes information concerning Halliburton’s compensation policies in addition to information concerning the development of our future compensation policies.

KBR’s Compensation Objectives, Policies and Strategy

Overview

As discussed above, our Compensation Committee is evaluating our compensation programs as previously established by Halliburton, including our compensation philosophy and objectives. Pending the outcome of its evaluation, our Compensation Committee has generally continued to apply its understanding of the compensation philosophy and objectives previously administered by Halliburton.

Our compensation plans are designed to achieve the following primary objectives:

•       provide a clear and direct relationship between executive pay and Company performance, both on a short and long-term basis;

•       emphasize operating performance measures, such as return on capital employed;

•       link executive pay to measures that drive shareholder value; and

•       support our business strategies and management processes in order to motivate our executives and maximize return on our human resource investment.

Our executive compensation program will be regularly reviewed so that:

•       the program’s components support our strategies and motivate our executives to achieve business success and generate value for our shareholders; and

•       the program is administered in a manner consistent with established compensation policies and guidelines.

The basic elements of our 2006 executive compensation programs are summarized in the table below, and a detailed explanation of each element is set forth under “Elements of Compensation” below. A number of these compensation elements, except for base salary and certain pension, health and welfare benefits, are performance-based and therefore at risk of forfeiture. See “Post-Separation Updates” below for elements of our 2007 executive compensation programs that have been approved by our Compensation Committee since our separation from Halliburton.

Element	Characteristics	Purpose
Base salary	• Fixed annual cash compensation.	• Support market-competitiveness of annual pay for skills and experience necessary to meet the requirements of the executive’s role with us.
• Periodic increases in base salary based on performance.
• Targeted near the median compared to peer companies for good performance and up to the 75th percentile for outstanding performance.
Annual cash incentive awards	• Performance-based; dependent on our and/or division performance relative to targeted levels.	• Motivate and reward achievement of, and performance in excess of, our critical financial and strategic goals.
• Targeted near the median compared to peer companies for good performance and up to the 75th percentile for outstanding performance.

•  Provide competitive pay package compared to peer companies at median performance; potential for lesser or greater amounts to motivate participants to achieve or exceed our financial performance goals.

Long-term equity incentive plan awards (restricted stock, restricted stock units, stock options) (See “Post-Separation Updates” below for updates on awards granted after our separation from Halliburton)

• Performance-based equity awards, which are realized to the extent our common stock price increases over time; targeted at the median compared to peer companies.

•  Align interests of management and shareholders; motivate and reward achievement of increases in the value of our common stock over the long term.

•  Value realized from exercise of stock options or sale of restricted stock and restricted stock units will reward increases in value of our common stock.

• Incremental vesting of options, restricted stock and restricted stock units over time facilitates retention and provides incentives to enhance long-term value.
• Change-in-control protection demonstrates our commitment in exchange for commitment expected of management.

Retirement savings opportunities	• Tax-deferred plan under which regular employees may defer compensation for retirement; matching contributions equal to 5.5% of eligible compensation.(1)	• Provide employees the opportunity to save for their retirement.
	• Nonqualified retirement plans under which executives may defer compensation for retirement.	• Provide retirement savings option for executives, whose ability to save in qualified plan is limited.
Health and welfare benefits	• Fixed component.	• Provide benefits to meet the health care and welfare needs of employees and their families.
• The same or comparable health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available to regular, full-time employees.

(1)          Mr. Lane, our former chief executive officer and one of our named executive officers, instead participates in the Halliburton Retirement & Savings Plan, which provides for an employer matching contribution equal to 4% of eligible compensation and a non-elective contribution equal to 4% of eligible compensation.

Our compensation elements are cash based, except for awards under our long-term equity incentive program, which provide equity compensation in the form of restricted stock, restricted stock units or stock options. See “Post-Separation Updates” below for updates on awards granted after our separation from Halliburton. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, our Compensation Committee determines each year for our senior executive management the appropriate level and mix of short and long-term incentive compensation to reward near-term excellent performance and to encourage our executives’ commitment to our long-range strategic business goals. To determine the appropriate combination of elements, we consider market pay practices and practices of peer companies, as well as individual performance.

We believe that short-term compensation is an important factor to achieve our goals of attracting, retaining and motivating high-performing, experienced executives. Annual performance criteria and award levels provide appropriate incentives for our executives to focus their efforts on adding value to our business on a day-to-day basis. We believe that long-term incentive compensation strengthens our executives’ stake in the Company and aligns their interests with the interests of our shareholders. The combination of performance and vesting components is designed to condition the value that our executives receive on strong Company performance over time.

Our internal stock nomination process is designed and administered to provide equity award grant dates that are prospective and not retrospective, or back-dated. Stock awards approved by our Compensation Committee are effective on the later of the date of the meeting at which the approval occurs or the date of the last signature on the Compensation Committee resolution approving the award, if our Compensation Committee acts without a meeting. For those stock awards approved by our chief executive officer, our chief executive officer is required to approve stock awards with grant dates of the later of the effective date of the action or the date our chief executive officer executes approval of the award. Exercise prices for option awards are set at the closing price of our common stock on the date of grant. For 2006, we granted options, restricted stock, and restricted stock units only in connection with our initial public offering.

Role of our Committee

Since our initial public offering in November 2006, our Compensation Committee has generally continued the Halliburton compensation programs while evaluating our compensation programs. In 2007, our Compensation Committee reviewed and approved, and recommended to our Board of Directors for approval, the compensation and equity awards for our senior executive management. See “Post-Separation Updates” below.

Pursuant to its charter, which is available on the corporate governance page of our website, www.kbr.com, our Compensation Committee is primarily responsible for overseeing and evaluating our compensation and employee benefit plans and practices, particularly executive compensation. The duties of our Compensation Committee include:

•       developing and periodically evaluating the compensation policies applicable to our executives, including providing guidance regarding the relationship between executive compensation and company performance;

•       reviewing and annually approving Company goals and objectives relevant to compensation for our chief executive officer, and evaluating our chief executive officer’s performance in light of established goals and objectives;

•       determining our chief executive officer’s compensation, including salary, bonus, incentive and equity compensation, based on, among other things, company performance and relative shareholder return, the competitiveness of our compensation as compared to our peer companies, compensation paid in previous years and other factors;

•       making recommendations to our Board of Directors with respect to compensation for our senior executive management;

•       reviewing our incentive compensation and other stock-based plans, recommending changes as needed, and assisting our Board of Directors with administration of such plans;

•       maintaining regular contact with our senior executive management;

•       reviewing and discussing our annual “Compensation Discussion and Analysis” disclosure with management, and determining whether to recommend to our Board of Directors that “Compensation Discussion and Analysis” be included in our annual proxy statement or annual report on Form 10-K;

•       preparing a Compensation Committee report for inclusion in our annual proxy statement; and

•       evaluating its own performance and the adequacy of its charter at least annually, and recommending to the Board of Directors any changes based on its review.

In 2006, before our initial public offering, our Compensation Committee did not meet but approved certain resolutions by written consent in lieu of a meeting. Going forward, the Compensation Committee will meet at least twice a year to satisfy its duties. Our Compensation Committee met in February 2007 to, among other things, continue to evaluate and revise our overall compensation program. See “Post-Separation Updates” below.

Our Compensation Committee’s charter provides it sole authority to retain advisors, including compensation consultants, as it deems appropriate and without seeking approval of our Board of Directors. We expect that our Compensation Committee will engage consultants periodically to provide insight into compensation trends and issues and to assist in developing and maintaining compensation practices in alignment with our compensation goals. Our Compensation Committee engaged Hewitt Associates, LLC (“Hewitt”) to assist in its review of our executive compensation program in the first quarter of 2007. Hewitt reported solely to the Compensation Committee and, except as described below regarding the benefits administration that Hewitt provides to us, did not advise our management or receive any other compensation from us. While we believe that using outside consultants is an efficient way to keep current regarding competitive compensation practices, we expect that our Compensation Committee will not accord undue weight to the advice of outside professional advisors, but instead will make changes in our compensation program in light of whether the program’s intended effects are being achieved over time. See “Post-Separation Updates” below for recent changes in the Compensation Committee’s consultant.

Hewitt performs third-party benefit administration services for us. The management of our Hewitt relationship with respect to benefits administration is the responsibility of our internal benefits department.

We have separately retained Towers Perrin as our compensation consultant to advise our management on 2007 pay programs and pay level changes. Towers Perrin works at the direction of our management with respect to the pay programs and pay level changes. In addition, Towers Perrin acts as a benefits consultant for our internal benefits department. The services provided by Towers Perrin for compensation and benefits consulting are under one master services contract.

Benchmarking Compensation

For 2007, we expect that our Compensation Committee will generally continue the benchmarking strategy used by Halliburton; however, our Compensation Committee is evaluating this strategy and will revise it as the Compensation Committee determines is appropriate. The elements of compensation were benchmarked for the named executive officers in 2006.

In determining the appropriate elements and amounts of compensation for our senior executive management, our Compensation Committee will consult with compensation consultants and review compensation data obtained from independent sources. In the first quarter of 2007, for example, Hewitt reviewed raw data and performed regression analysis in assessing market compensation data to provide appropriate comparisons based on company size, complexity and performance, and individual role and job content.

Our peer group companies generally include the following: Chicago Bridge & Iron Company NV, EMCOR Group, Inc., Fluor Corp., Foster Wheeler Ltd, Granite Construction, Inc., Jacobs Engineering Group Inc., McDermott International, Inc., Quanta Services, Inc., The Shaw Group Inc., URS Corp and Washington Group International, Inc. See “Post-Separation Updates” below for peers used in our performance award formula. We also review published compensation survey sources identifying our general peer companies, measured based on corporate revenue similar to ours. We expect that our Compensation Committee will periodically review and update the companies comprising our peer group as it deems appropriate to maintain a peer group that consists of the publicly-traded and privately-held engineering, construction and services companies against which we believe KBR competes for talent and shareholder investment.

Our Compensation Committee expects to generally target market levels of compensation at the 50th percentile for good performance and between the 50th and 75th percentile competitive level for outstanding performance. In doing so, our Compensation Committee will consider the market data for our peer group companies that reflects the markets in which we compete for business and employees.

Role of Chief Executive Officer in Compensation Decisions

Until other specific roles, duties and policies are established by our Compensation Committee, our chief executive officer will perform substantially the same function with respect to compensation matters as previously performed by Halliburton’s chief executive officer. Our chief executive officer will make recommendations to our Compensation Committee based on business conditions and set compensation levels for executives below the senior executive management level. Our chief executive officer also:

•       together with our Compensation Committee, receives recommendations from senior executive management on compensation and promotions for senior executive management;

•       recommends performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviews performance goals for consistency with our projected business cycle and business plan;

•       reviews competitive market data with senior executive management;

•       reviews rationale and guidelines of our stock award program;

•       recommends changes to stock award program for review and discussion by our Compensation Committee; and

•       develops specific recommendations regarding the amount and form of equity compensation to be awarded to other senior executive management and the aggregate amount and form of equity compensation, by employee level and business unit, to be awarded below the senior executive management level.

Elements of compensation and other items that may be approved by our chief executive officer also include:

•       changes in base pay or title applicable to executives below the senior executive management level and to key non-officer employees;

•       equity awards to executives below the senior executive management level and to key non-officer employees under the KBR, Inc. 2006 Stock and Incentive Plan, as amended (the ”KBR Plan”), subject to any maximum limits set by our Compensation Committee;

•       discretionary deferred compensation awards, including any supplemental retirement awards for executives below the senior executive management level and for key non-officer employees;

•       special cash compensation awards applicable to executives below the senior executive management level and to key non-officer employees;

•       agreements or arrangements relating to the terms of employment, continued employment or termination of employment with respect to executives below the senior executive management level and key non-officer employees, other than arrangements pursuant to the terms of duly approved plans or policies; and

•       any retention of restricted shares or stock options upon early retirement and any accelerated lapse of restrictions on shares awarded.

Notwithstanding the role of our chief executive officer, our Compensation Committee will review and annually approve, and recommend to our Board of Directors for approval, the compensation and equity awards for our senior executive management.

Halliburton’s Compensation Programs for KBR during 2006

Overview

The Halliburton Compensation Committee reviewed the elements of the individual compensation packages for our senior executive management under its purview. The Halliburton Compensation Committee delegated to Halliburton’s chief executive officer the duty to pre-approve the election and administration of the individual compensation packages for our other executives, subject to the Halliburton Compensation Committee’s annual review of the overall effect or aggregate impact, as appropriate, of such administrative delegation.

Halliburton’s internal stock nomination process has been in place since Halliburton began granting stock options to employees approximately 10 years ago and has been refined regularly to ensure adequate controls. The process states that all award grant dates are to be prospective and not retrospective. Per the Halliburton Company 1993 Stock and Incentive Plan (the “1993 Plan”), the Halliburton chief executive officer must approve all stock awards for employees not under purview of the Halliburton Compensation Committee, and the grant date is the later of the effective date of the action or the date the Halliburton chief executive officer physically approves the award, to avoid retrospective or back-dated awards. Exercise prices are set at the fair market value on the date of grant. For senior executive management under the Halliburton Compensation Committee’s purview, the grant date is set on the day the Halliburton Compensation Committee meets to determine annual compensation actions, generally in December of each year.

Role of Halliburton Compensation Committee

Pursuant to its charter, during 2006 the Halliburton Compensation Committee was generally responsible for establishing our overall compensation philosophy and objectives. Halliburton’s executive compensation program procedures are guided by policy, process and practice. Halliburton policy sets the parameters around those positions that require approval by the Halliburton Compensation Committee and those where delegation to the Halliburton chief executive officer is authorized. The responsibilities outlined in the Halliburton Compensation Committee’s Charter are supported by an internal process which guides and details the actions to be taken by the Halliburton Compensation Committee, Halliburton’s chief executive officer, Halliburton senior executive management and staff. These processes coincide with the Halliburton Compensation Committee’s annual calendar, which details the timing of compensation events and associated Halliburton Compensation Committee actions. Halliburton’s executive compensation program was designed and regularly reviewed to ensure that Halliburton is able to attract and retain the best people for the job and that its compensation plans support Halliburton’s strategies, focus efforts, help achieve business success and align with Halliburton’s shareholders’ interests.

The Halliburton Compensation Committee reviewed the elements of the compensation package for each KBR senior executive manager under its purview. Management provided the Halliburton Compensation Committee with historical and prospective breakdowns of each such executive’s total compensation as follows:

•       individual five-year compensation history;

•       income realized from prior stock and option awards;

•       stock wealth accumulation charts based on total stock holdings;

•       total Halliburton—awarded stock position, including vested and unvested awards; and

•       detailed discretionary supplemental retirement award calculations.

Third-Party Consultants

During 2006, the Halliburton Compensation Committee engaged Hewitt as its third party independent compensation consultant. Hewitt coordinated and consulted with internal Halliburton executive compensation resources regarding executive compensation matters, but operated solely at the Halliburton Compensation Committee’s direction. Hewitt’s primary duties were to provide independent and objective market data, compensation analysis and plan design recommendations to the Halliburton Compensation Committee annually and as requested from time to time throughout the year. Additionally, Hewitt attended selected management, Halliburton Compensation Committee or Halliburton Board meetings. Hewitt worked at the direction of the Halliburton Compensation Committee Chairperson and reviewed and advised the Halliburton Compensation Committee on pay programs and pay level changes applicable to selected executives under the Halliburton Compensation Committee’s purview. See “Post-Separation Updates” below.

During 2006, Hewitt also performed benefit administration services for Halliburton under a separate contract between Halliburton and Hewitt. The Halliburton/Hewitt relationship with respect to benefits administration was the responsibility of Halliburton’s internal benefits department, which had no contact with the Halliburton Compensation Committee’s consultant.

Benchmarking Compensation

In determining appropriate elements and amounts of compensation for our senior executive management during 2006, the Halliburton Compensation Committee consulted with Hewitt and reviewed compensation data prepared by Hewitt. The elements of compensation were benchmarked for our named executive officers. In the design and administration of our 2006 executive compensation programs, the Halliburton Compensation Committee generally targeted current market levels of total compensation opportunities near the 50th percentile for good performance and between the 50th and 75th percentile competitive level for outstanding performance. In doing so, the Halliburton Compensation Committee considered the market data for peer group companies that reflected the markets in which Halliburton competed for business and employees. The determination of the Halliburton peer group is based on size in terms of market capitalization, revenue and number of employees; scope in terms of global impact and reach; and industry affiliation including companies that are logically related to Halliburton or have a heavy manufacturing industry focus. The Halliburton 2006 peer group is composed of specific peer companies within the energy services and engineering and construction industries as well as selected companies representing general industry having similar revenue size, number of employees and market capitalization including: Amerada Hess Corporation, Anadarko Petroleum Corporation, Baker-Hughes Incorporated, Fluor Corporation, Marathon Oil Corporation, Occidental Petroleum Corporation, Schlumberger Ltd., Sunoco Incorporated, Unocal Corporation, Valero Energy Corporation, 3M Company, Alcoa Incorporated, Caterpillar Incorporated, Dow Chemical, Eastman Kodak Company, Emerson Electric Company, Georgia-Pacific Corporation, Honeywell International Incorporated, Johnson Controls Incorporated, Raytheon Company, Textron Incorporated, and United Technologies Corporation.

Hewitt reviewed raw data and performed regression analysis in assessing market compensation data to provide appropriate comparisons based on company size. Hewitt applied a consistent pre-tax, present value methodology used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

Elements of Compensation

Prior to our initial public offering, Halliburton established and administered our executive compensation program. See “Post-Separation Updates” below. Our Compensation Committee has undertaken to evaluate our executive compensation program and plans to revise the executive compensation program as the Compensation Committee determines is appropriate.

Our 2006 executive compensation program consisted of the following core elements:

A.              base salary;

B.               short-term annual incentives;

C.               long-term incentives;

D.              supplemental retirement; and

E.               other executive benefits and perquisites.

A. Base Salary

The Halliburton Compensation Committee established the 2006 base salary applicable to our executives. Our Compensation Committee has established the 2007 base salary applicable to our executives and may formalize the policies regarding the base salaries of our executives as our Compensation Committee determines is appropriate.

Base salary provides the foundation for an executive’s total compensation package since it drives other elements of compensation such as short-term and long-term incentives and retirement benefits. During the first quarter of 2007, our Compensation Committee generally set and maintained base salary at the median of our peer group in an effort to control fixed costs and reward for performance in excess of the median through the variable components of pay. To accomplish this, executive salaries are referenced to market data for comparable positions within the KBR peer group. In addition to considering market comparisons in making salary decisions, our Compensation Committee exercises discretion and judgment based on the following factors:

•       level of responsibility;

•       experience in current role and equitable compensation relationships among our executives;

•       performance and leadership; and

•       external factors involving competitive positioning and general economic conditions and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each executive’s individual performance; however, individual salaries are not necessarily adjusted each year.

B. Short-Term (Annual) Incentives

Our executives and key non-officer employees were eligible to participate in the Halliburton Annual Performance Pay Plan for the 2006 calendar year. Halliburton established the Halliburton Annual Performance Pay Plan in 1995 to reward management for improving financial results which drive the creation of value for shareholders of Halliburton and to provide a means to connect cash compensation directly to Halliburton’s performance, as measured by cash value added, or CVA. CVA measures the difference between after tax cash income and a capital charge (based upon Halliburton’s weighted average cost of capital) to determine the amount of value, in terms of cash flow, added to Halliburton’s business. The formula is: CVA = Cash Flow - Capital Charge. The primary drivers of CVA are operating income and gross invested capital.

Some executives also have their incentive compensation linked to a modified form of CVA called net operating value added, or NOVA, to better evaluate the performance divisions of Halliburton. NOVA utilizes only selected balance sheet items that can be directly controlled by division management. For example, employees have influence over Cash, Accounts Receivable, Unbilled Work, Net Inventory, Net Property Plant & Equipment, Accounts Payable and Advance Billings. Line items such as Reserve for Employee Benefits are not included in the NOVA calculation because divisions do not have control over these costs. These types of costs are managed at the corporate level.

At the beginning of 2006, Halliburton established an incentive reward schedule that equates given levels of CVA performance beyond a threshold, or minimum, level with varying reward opportunities paid in cash. Incentive award opportunities were established at target and maximum levels as a percentage of base salary at the beginning of the 2006 plan year. The maximum amount (shown as “challenge”) any participant can receive under the Halliburton Annual Performance Pay Plan is limited at two times the target (shown as “plan”) opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants.

When establishing target levels for the incentive reward schedule for a given year, the Halliburton Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, target levels for the incentive reward schedule reflect the benchmarking objectives set by the Halliburton Compensation Committee, with annual incentive awards near the 50th percentile of the Halliburton peer group for good performance and between the 50th and 75th percentile for outstanding performance. At the time the target levels are established, the outcome is intended to be substantially uncertain but achievable, and to require better than expected performance from our executives. The Halliburton Compensation Committee may adopt different target levels for its annual incentive reward schedule from time to time, as it deems appropriate. Generally, the Halliburton Compensation Committee sets the target levels for the incentive reward schedule such that the relative difficulty of achieving the target levels is consistent from year to year.

With the exception of Mr. Lane, who is now an officer of Halliburton, the 2006 reward opportunities for our officers and certain of our key non-officer employees will be measured by the CVA (and in some cases, NOVA) added to KBR, not Halliburton. Employees of KBR are not currently eligible for any new award opportunities under the Halliburton Annual Performance Pay Plan but will remain eligible to participate in any award opportunities that were available to them prior to the closing of our initial public offering.

Messrs. Stanski, Rose, and Pucher each had bonus reward opportunities that were calculated based on both CVA and NOVA. Half of each executive’s bonus reward opportunity was based on KBR’s CVA, and the remaining half was based on NOVA for the executive’s applicable business division (KBR Government & Infrastructure for Mr. Stanski and KBR Energy & Chemicals for Messrs. Rose and Pucher).

With the exception of Mr. Lane, we expect that each of our named executive officers will have earned an incentive award on the basis of KBR’s 2006 performance for their respective business divisions determined based on the following CVA and NOVA performance levels: The Corporate division will have achieved CVA between the “threshold” and “plan” levels. The Energy & Chemical division will have achieved NOVA below “threshold” level. The Government & Infrastructure division will have achieved NOVA at the “challenge” level. As a result of Halliburton’s record performance, it is expected that Mr. Lane will have earned an incentive award equal to the “challenge” or maximum opportunity level in 2006.

During 2006, bonus award opportunities were based on a percentage of base salary assuming attainment of specified “threshold,” “plan,” and “challenge” performance levels, which were, respectively: (i) for our chief executive officer and our former chief executive officer, 26%, 65%, and 130%, (ii) for our other senior executive management, with the exception of Mr. Gann, 20%, 50%, and 100%,(1) and (iii) for Mr. Gann, 14%, 35%, and 70%.

In the first quarter of 2007, our Compensation Committee implemented short-term incentive opportunities for our executives and key non-officer employees, based on CVA, Fully Burdened Operating Income, Job Income Booked and Overhead Cost Management.

During the first quarter of 2007, our Compensation Committee granted discretionary bonuses to selected senior executive management. The discretionary bonuses were intended to: reward selected senior executive managers for their performance during 2006 and for their performance in their new management roles. In addition, as a result of our full separation from Halliburton, our Compensation Committee approved discretionary bonuses intended to reward selected executives and key non-officer employees for their significant efforts in connection with the separation. Please read “Other Information.”

C. Long-Term Incentives

1993 Plan and KBR Plan

In 2006, prior to our initial public offering, our named executive officers received long-term incentives under the 1993 Plan. In connection with our initial public offering, we granted awards to our executive officers pursuant to the KBR Plan.

We use long-term incentives to achieve the following objectives:

•       reward consistent achievement of value creation and operating performance goals;

•       align management’s interests with shareholders’ interests; and

•       encourage long-term perspectives and commitment.

Long-term incentives represent the largest component of total executive compensation opportunity for our executives. We believe this is appropriate given our belief that executive pay should be closely tied to appreciation in shareholder value.

The 1993 Plan and the KBR Plan each provide for a variety of cash-based and stock-based awards, including nonqualified and incentive stock options, restricted stock/units, performance shares/units, stock appreciation rights, and stock value equivalents also known as phantom stock. Each plan allows its plan administrator the discretion to select from among these types of awards to establish individual long-term incentive awards.

In 2006, Halliburton continued its strategy of using a combination of vehicles to meet its long-term incentive objectives. These included restricted stock and performance units as well as nonqualified stock options. The appropriate mix was determined by the Halliburton Compensation Committee based on impact level within the organization. At the executive level, Halliburton placed particular emphasis on operations-based incentives, such as performance units.

Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market as well as maintaining an incentive to meet performance goals. Stock options and restricted stock/units are directly tied to our stock price performance and therefore, directly to shareholder value. Additionally, restricted stock/units provide a significant incentive for our senior executive management to remain with the Company. Performance units focus executives to improve long-term returns on capital employed.

To retain and provide incentives for our employees going forward, in connection with the initial public offering, we granted the named executive officers a mixture of restricted stock units and non-qualified stock options under the KBR Plan (with the exception of Mr. Utt, who received restricted shares under the terms of his employment agreement in lieu of restricted share units). See “Post-Separation Updates” below.

As of the first date that Halliburton ceased to own more than 20% of our outstanding common stock, which we refer to as the “plan divestiture date,” each stock option and restricted stock award granted under the 1993 Plan that was outstanding as of the plan divestiture date and held by our employees, which we refer to as “Halliburton equity awards,” converted to an equity award covering KBR common stock, which we refer to as a “converted equity award.” Each converted equity award has terms and conditions that effectively maintain the intrinsic value and other relevant terms of the Halliburton equity awards as of the plan divestiture date. The converted equity awards are administered by our Compensation Committee under a Transitional Stock Adjustment Plan. Awards under the Transitional Stock Adjustment Plan are limited to awards relating to the conversion of Halliburton equity awards into converted equity awards. As of February 7, 2007, our active employees held outstanding vested stock options covering 1,776,109 shares of Halliburton common stock, outstanding unvested stock options covering 286,717 shares of Halliburton common stock, and 714,088 restricted shares of Halliburton common stock awarded in each case under the 1993 Plan. See “Post-Separation Updates” below.

Halliburton Performance Unit Program.

The Halliburton Performance Unit Program is a long-term program designed to provide selected executives with specified incentive opportunities contingent on the level of achievement of pre-established corporate performance objectives. When establishing target levels of corporate performance, the Halliburton Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, the target levels reflected the benchmarking objectives set by the Halliburton Compensation Committee, with program awards near the 50th percentile of the Halliburton peer group for good performance and between the 50th and 75th percentile for outstanding performance. At the time the target levels were established, the outcome was intended to be substantially uncertain but achievable, and to require better than expected performance from our executives. Performance is measured by Halliburton’s consolidated Return on Capital Employed (ROCE) compared to both absolute goals and relative goals, as measured by the ROCE achieved by Halliburton’s peer companies. Individual incentive opportunities were established based on market references. The program allows for rewards to be paid in cash, stock or a combination thereof.

Our executives ceased to participate in performance unit cycles under the Halliburton Performance Unit Program beginning in 2005; however, our named executive officers who participated in the 2004-2006 Halliburton performance cycle were deemed to have remained employed with Halliburton through the entire 2004-2006 performance cycle for the purpose of determining earned reward amounts under the program. Messrs. Lane, Rose, Stanski, Lehmann, and Pucher participated in this performance cycle, and Mr. Lane, as an officer of Halliburton, will continue to participate in performance cycles. Each of these named executive officers, on the basis of Halliburton’s consolidated ROCE, earned an incentive award equal to 200% of their target award, which were paid in the first half of 2007.

D. Retirement Plans

Halliburton Supplemental Executive Retirement Plan

The Halliburton Supplemental Executive Retirement Plan (the “SERP”) was established to provide competitive retirement benefits to selected executives of Halliburton. Determinations as to who would receive an allocation for a particular plan year and the amount of the allocation were made in the Halliburton Compensation Committee’s sole discretion. However, in making such determinations, the Halliburton Compensation Committee considered guidelines that include references to:

•       retirement benefits, both qualified and nonqualified, provided from other company programs;

•       incumbent compensation and performance;

•       length of service; and

•       years of service until normal retirement.

Of the named executive officers, only Mr. Lane received an allocation in 2006 under the terms of the Halliburton SERP, as listed in the Nonqualified Deferred Compensation table. No allocations were made for 2006 with respect to any of our former directors, officers or employees. Mr. Stanski was credited with interest for 2006 on amounts already allocated to his account. The total account balances for Messrs. Lane and Stanski are fully vested. Following our separation from Halliburton, we will maintain the portion of the Halliburton SERP that covers our employees. See “Post-Separation Updates” below. Benefits under this plan are payable upon a termination of employment.

Contributions were allocated with the goal of achieving 75% base pay replacement assuming retirement at age 65 with 25 or more years of service. A vesting provision requires five consecutive years of participation in order for awards made in and after 2005 to be fully vested. This vesting provision was put in place to encourage participant retention.

Halliburton Retirement Plan

Effective December 31, 2001, the qualified pension plan of the M.W. Kellogg Company (the “M.W. Kellogg Plan”) merged into the Halliburton Retirement Plan. The M.W. Kellogg Plan benefits were frozen effective May 31, 1988. The participants were 100% vested in their accrued benefits on June 30, 1985. Prior to the freeze, the normal retirement benefit was equal to the sum of 1.0% of final average compensation up to covered compensation, multiplied by years of credited service and 1.6% of final average compensation in excess of covered compensation, multiplied by years of credited service, but not to exceed 60% of final average compensation minus the sum of the straight life annuity determined to be the actuarial equivalent of the balance of the employee’s capital accumulation account, as defined in the M.W. Kellogg Plan document, plus the accrued benefit under any other plan granting credit from the same period of service. The M.W. Kellogg Plan permits early retirement at age 55 with 10 years of service; however, certain reduction factors are applied to the benefit formula when this takes place, as defined under the M.W. Kellogg provisions. The M.W. Kellogg Plan provides for normal retirement on the first day of the month following age 65. The payment options under the plan include the following: (a) single life annuity, (b) lump sum, (c) 50%, 75% or 100% contingent life annuity, and (d) 5, 10, or 15-year certain and life annuity. Halliburton Management expects the M.W. Kellogg Plan to continue without interruption but reserves the right to discontinue the M.W. Kellogg Plan. Messrs. Rose, Lehmann and Pucher are the only named executive officers that participate in this plan.

E. Other Executive Benefits and Perquisites

Generally our named executive officers participate in the same programs and receive compensation based upon the same criteria as our other senior executive management. In 2006, Mr. Lane participated in the Halliburton Retirement and Savings Plan. Pursuant to this plan, Halliburton made employer matching contributions equal to 4% of eligible compensation and employer non-elective contributions equal to 4% of eligible compensation. Our other named executive officers participated in the Kellogg Brown & Root, Inc. Retirement and Savings Plan. Pursuant to this plan, we made employer matching contributions equal to 5.5% of eligible compensation.

Our named executive officers were eligible to participate in the Halliburton Employee Stock Purchase Plan through the end of 2006. This plan is a tax-qualified plan, generally available to employees in the U.S. and certain other countries that allows participants to acquire Halliburton stock at a 15% discount to the market price with up to 10% of their salary, subject to IRS limitations, with the objective of allowing employees to profit when the value of the stock increases over time. Under applicable tax law, no participant in the Halliburton Employee Stock Purchase Plan was permitted to purchase more than $25,000 in market value of Halliburton stock in any calendar year. We do not presently offer an equivalent program for purchase of our stock by employees at a discount.

Messrs. Rose, Lehmann and Pucher are the only named executive officers that participate in the Halliburton Retirement Plan, a frozen defined benefit pension plan described above under the heading “Halliburton Retirement Plan.”

Our named executive officers may participate in the Halliburton Elective Deferral Plan, a nonqualified deferred compensation plan, to meet their retirement and other future income needs. Participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or incentive compensation are allowed each calendar year. Interest is credited based upon the participant’s election from among four benchmark investment options. In 2006, none of the named executive officers participated in the Plan, nor do they have prior participation. We intend to offer a similar nonqualified deferred compensation program for our executives. See “Post-Separation Updates” below.

Our named executive officers may participate in the Halliburton Company Benefit Restoration Plan, a non-qualified plan that provides a vehicle to restore qualified plan benefits that are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other Company sponsored plans. The benefit restoration plan also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. The benefit restoration plan is a nonqualified deferred compensation plan that earns interest at the rate of 10% per annum, which is 4.11% above 120% of the Federal Long-Term rate. In 2006, our named executive officers received awards under the benefit restoration plan in the amounts shown in the footnotes to the Summary Compensation Table. Benefits under this plan are payable upon a termination of employment. We intend to implement a similar benefit restoration plan for our named executive officers. See “Post Separation Updates” below.

Two of our named executive officers, Mr. Rose and Mr. Pucher, participate in the Dresser Industries, Inc. Deferred Compensation Plan, an unfunded, frozen deferred compensation plan. Prior to the plan being frozen on January 1, 2000, a participant could elect to defer compensation into the plan. A participant’s deferrals were then converted to units equivalent to Halliburton stock based on a discounted price of Halliburton stock. The discount could be no more than 25% of Halliburton stock fair market value. While additional deferrals are no longer permitted, a participant’s benefit may continue to grow in two ways: dividend equivalents on unit accounts and interest paid on cash accounts. A “dividend equivalent” is the cash equivalent of the dividends that would have been paid on units of Halliburton stock held in the participant’s unit account if those units were actual shares of stock. If dividends are paid on Halliburton stock, the participant’s unit account is increased by the whole number of units of Halliburton stock that could be purchased, at the applicable discount, by the dividend equivalents. Interest is payable annually on the participant’s cash account, if any, at the annual savings account rate of a major bank designated by the plan administrator. Payment of a participant’s benefit under the plan commences on the January 15th following the participant’s termination of employment and may be paid in a lump sum or annual installments for a period of up to twenty years. A participant’s cash account is payable in cash and the unit account is payable in Halliburton stock. See “Post-Separation Updates” below.

In 2006, Halliburton’s and our use of perquisites for executives were limited in both scope and value.

Our executives do not have company cars or car allowances, and their health care and insurance coverage is the same as that provided to other active employees. To allow for maximum efficiency and productive use of time, one company-leased car and driver are provided for use by the named executive officers for business purposes. During 2006, Mr. Rose and Mr. Pucher had company-provided/reimbursed club memberships. Halliburton provided a taxable benefit for executive financial planning, which ranged from $5,000 to a maximum of $15,000 per year. This benefit did not include tax return preparation. It was paid, if used by the executive, on a reimbursable basis. Our Compensation Committee has determined that we will not offer club memberships or financial planning to our executives.

Impact of Performance on Compensation

Some of our executives and key non-officer employees were eligible to participate in both the Halliburton Annual Performance Pay Plan during 2006 (as described above under the heading “Short-Term (Annual) Incentives”) and the 2004-2006 cycle of the Performance Unit Program (as described above under the heading “Long-Term Incentives”). Our named executive officers earned annual incentive compensation and performance units for the 2006 fiscal year in the amounts shown in the Summary Compensation Table. Rewards for both the Annual Performance Pay Plan and the 2004 Performance Unit Program cycle were paid in cash in the first half of 2007.

Impact of Regulatory Requirements on Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the chief executive officer or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this sanction if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing our compensation programs, we consider all relevant factors, including the availability of tax deductions with respect to compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of our compensation philosophy. However, we may from time to time pay compensation to our executives that may not be fully deductible.

The KBR Plan and the 1993 Plan each enables qualification under Section 162(m) of stock options, stock appreciation rights and stock value equivalent awards, as well as short-term and long-term cash performance plans.

Section 304 of the Sarbanes-Oxley Act of 2002 applies to any cash or equity-based incentive compensation paid to specified executives where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. We expect that our Compensation Committee will adopt a policy, when and where applicable, to seek to recover any amount determined to have been inappropriately received by the individual executive.

We are administering all nonqualified, deferred compensation plans and payouts in compliance with the provisions of Section 409A of the Internal Revenue Code added under the American Jobs Creation Act of 2004. Plan documents will be amended in 2007 to incorporate the effects of Section 409A as adopted.

Post-Separation Updates

Following our separation from Halliburton, our Compensation Committee met on April 12, 2007, and approved the KBR Elective Deferral Plan, KBR Dresser Deferred Compensation Plan, KBR Benefit Restoration Plan, and KBR Supplemental Executive Retirement Plan in order to provide a continuation of benefits to our employees who were entitled to such benefits under the Halliburton Elective Deferral Plan, the Halliburton Company Supplemental Executive Retirement Plan, the Halliburton Company Benefit Restoration Plan, and the Dresser Industries Inc. Deferred Compensation Plan. These newly approved Company retirement plans are substantially similar to the Halliburton plans, except as revised to comply with new Internal Revenue Code rules on deferred compensation.

Following our separation from Halliburton, our Compensation Committee engaged Towers Perrin to serve as its executive compensation consultant and no longer retains the services of Hewitt. Towers Perrin also acts as a general benefits consultant for our internal benefits department. The services provided by Towers Perrin are outlined individually under separate “scope of work” contracts in order to reduce the likelihood of any potential conflicts of interest. In addition, the Compensation Committee has directly retained and separately manages its relationship with the Towers Perrin executive compensation consultant, and our benefits department has directly retained and separately manages the Company’s relationship with the Towers Perrin general benefits consultants.

As described above under “Elements of Compensation,” following our separation from Halliburton, each stock option and restricted stock award granted to our employees under the 1993 Plan that was still outstanding was converted to an equity award covering KBR common stock, pursuant to the Transitional Stock Adjustment Plan, which was adopted solely for that purpose. The converted equity awards are subject to substantially the same terms as they were under the 1993 Plan prior to conversion. No new awards can be made under the Transitional Stock Adjustment Plan.

As of June 30, 2007, under the Transitional Stock Adjustment Plan, 858,171 shares of restricted stock had not yet lapsed and 1,763,591 stock options were outstanding. In addition, under the KBR Plan, as amended, 153,910 shares of restricted stock and 756,890 restricted stock units had not yet lapsed and 911,469 stock options were outstanding.

Our Compensation Committee also met in June 2007 and twice in July 2007 to review further the executive compensation program. At that time, our Committee approved a contribution, on behalf of the current chief executive officer and senior executive management, to the SERP for 2007 equal to 26% of income, subject to five years vesting (three years for two executives due to their age). In addition, our Compensation Committee approved performance awards under the KBR Plan with performance measures based 50% on Total Shareholder Return (TSR), as compared to our peers (Chicago Bridge & Iron Company NV, Chiyoda Corp., Dyncorp International, Inc., Fluor Corp., Foster Wheeler Ltd, Jacobs Engineering Group Inc., JGC Corp., Saipem, The Shaw Group Inc., Technip, and URS Corp.), and 50% on KBR’s Return on Capital (ROC). ROC is the weighted average of the Company’s net income from continuing operations plus (interest expense x (1-effective tax rate)), divided by average monthly capital from continuing operations, with monthly capital from continuing operations equal to average monthly total assets less (average monthly non-interest bearing liabilities plus average monthly minority interest), as reported in the Company’s audited reported financials for (i) the period July 1, 2007 through December 31, 2007, annualized, (ii) 2008, and (iii) 2009, with the 2007 period weighted 20% and the 2008 and 2009 years each weighted 40%. After the end of each plan cycle, our Compensation Committee will determine the extent to which the performance goals have been achieved, and the amount of the performance award will be computed for each selected executive in accordance with the reward schedule. For TSR, achievement of the 25th percentile results in a 50% target payout, the 50th percentile in a 100% target payout, and the 75th percentile in a 200% target payout. For ROC, achievement of 6.4% results in a 50% target payout, 8.4% in a 100% target payout, and 11.4% in a 200% target payout. The performance awards may only be paid in cash. In addition, our Compensation Committee approved a grant of restricted stock to the chief executive officer, senior executive management, and certain eligible non-senior members of executive management of the Company and an increase in base salary for our chief executive officer and senior executives, although the salary increase will not be considered for certain of our benefit plans and programs.

Conclusion

In a highly competitive market for executive talent, we believe that our interests and those of our stockholders are well served by our compensation programs. These programs are reasonably positioned to our peer companies, encourage and promote our compensation objectives with a strong emphasis on pay for performance, and permit the exercise of our Compensation Committee’s discretion in the design and implementation of compensation packages. As indicated above, our Compensation Committee is in the process of evaluating our compensation programs as we transition to a fully independent public company. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation of our named executive officers during 2006.

Summary Compensation Table

										Change in Pension
										Value and
										Nonqualified
								Non-Equity		Deferred
						Stock	Option	Incentive Plan		Compensation		All Other
Name and		Salary		Bonus(1)		Awards	Awards	Compensation		Earnings		Compensation		Total
Principal Position	Year	($)		($)		($)(2)	($)	($)(3)		($)(4)		($)		($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)		(i)		(j)
William P. Utt	2006	$487,987	(5)	Sign-	$300,000	$221,694	N/A	2006	$235,966	Retire-	N/A		$6,750	$1,384,946
CEO				on				CVA		ment
										Plan
				2006	$117,810			2004	N/A	SERP	N/A	ER Match	N/A
				Discr				-06		Restor-		(401k)
								PUP		Ation
								Cycle
												2006	$14,739
												Restor.
												Award
												Perquisites	N/A
					$417,810								$21,489
Andrew R. Lane(6)	2006	$650,000		2006	N/A	$924,168	$367,526	2006	$845,000	Retire-	N/A	Res-	$55,851	$3,314,645
Former CEO				Discr				CVA		ment		Tricted
								2004		Plan
								- 06
								PUP	$240,000	SERP	N/A	ER	$17,467
								Cycle		Restor-	$3,233	Match
										ation		(401k)(7)
												2006	$34,400
												Restor.
												Award
												2006	$177,000
												SERP
												Award
												Perquisites	N/A
									$1,085,000				$284,718
Cedric W. Burgher	2006	$300,000		2006	$54,936	$96,352	$74,734	2006	$110,064	Retire-	N/A	Res-	$4,275	$670,051
CFO				Discr				CVA		ment	N/A	Tricted
								2004		Plan		Div.
								- 06
								PUP	N/A	SERP	N/A	ER	$5,712
								Cycle		Restor-		Match
										ation		(401k)
												2006	$4,400
												Restor.
												Award
												Perquisites(8)	$19,579
													$33,965

John Gann, Jr.	2006	$249,614		2006	$32,046	$103,312	$46,905	2006	$64,204	Retire-	N/A	Res-	$5,250		$513,168
CAO				Discr				CVA		ment		Tricted
										Plan		Div
								2004	N/A	SERP		ER	$10,138
								- 06		Restor-		Match
								PUP		ation	$69	(401k)
								Cycle
												2006	$1,629
												Restor.
												Award
												Perquisites	N/A
													$17,017
John L. Rose	2006	$301,302		2006	$38,460	$65,377	$57,565	2006	$67,415	Retire-	$892	Res-	$3,512		$620,280
Executive V.P.				Discr				CVA		ment		Tricted
										Plan		Div

								2004	$37,674	SERP	N/A	ER	$9,900
								- 06		Restor-	$1,009	Match
								PUP		Ation		(401k)
								Cycle		Dresser	$2,390
										Def.		2006	$4,472
												Restor.
												Award
												Foreign	$30,313
												Inc. Tx
												Impt.
												Perquisites
									$105,089		$4,291		$48,197
Bruce A. Stanski(9)	2006	$359,678	(10)	2006	N/A	$177,682	$77,663	2006	$246,038	Retire-	N/A	Res-	$14,731		$1,092,338
Executive V.P.				Discr				CVA		ment		Tricted
										Plan		Div.

								2004	$144,000	SERP	N/A	ER	$8,359
								- 06		Restor-	$733	Match
								PUP		ation		(401k)
								Cycle
												Per Diem	$55,771
												2006	$7,682
												Restor.
												Award
												Perquisites	N/A
									$390,038				$86,543
James H. Lehmann	2006	$273,080	(11)	2006	N/A	$1,522,112	$192,118	2006	$97,529	Retire-	$1,505	Res-	$15,142		$2,629,846
Former Senior V.P.				Discr				CVA		ment		Tricted
										Plan		Div.

								2004	$140,133	SERP	$1,093	ER	$9,900
								- 06		Restor-		Match
								PUP		ation(12)		(401k)
								Cycle				Severance	$305,000
												2006	$2,919
												Restor.
												Award
												Perquisites	$6,500	(14)
												Top Flex
												Payoff(13)	$62,815
									$237,662		$2,598		$402,276

Louis J. Pucher	2006	$333,758	(15)	2006	N/A	$2,059,354	$375,970	2006	$59,610	Retire-	$7,385	Res-	$20,363	$3,478,867
Former Senior V.P.				Discr				CVA		ment		Tricted
										Plan		Div.

								2004	$186,845	SERP	N/A	ER	$8,264
								- 06		Restor-	$2,017	Match
								PUP		ation(16)		(401k)
								Cycle		Dresser	$1,617	Severance	$362,000
										Def.
												2006	$6,257
												Restor.
												Award
												Perquisites	$10,431
												(including
												financial
												planning(17)
												& club)
												Top Flex
												Payoff	$44,996
									$246,455		$11,019		$452,311

              (1)  During the first quarter of 2007, our Compensation Committee granted discretionary bonuses to selected senior executive management.  The discretionary bonuses were intended to reward selected senior executive managers for their performance during 2006 and for their performance in their new management roles.

              (2)  The amounts in columns (e) and (f) reflect the dollar amount recognized for 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” for awards pursuant to the 1993 Plan and KBR Plan and thus may include amounts from awards granted in and prior to 2006.  Assumptions used in the calculation of these amounts are described in Note 3 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2006.

              (3)  Earnings reportable in this column are payable by their terms at a later date.  Amounts indicated for 2006 Performance Unit Program (PUP) are estimates; final payments will be made in March 2007.

              (4)  Any amounts reportable in this column in connection with the Halliburton Company Supplemental Executive Retirement Plan, Halliburton Company Benefit Restoration Plan and Dresser Industries, Inc. Deferred Compensation Plan reflect above market or preferential earnings on non-qualified deferred compensation.  Any amount reportable in connection with the Halliburton Retirement Plan reflects the aggregate change in the actuarial present value of the named executive’s plan benefit.

              (5)  Mr. Utt’s salary is based upon a 9.5 month period of service (commencing on March 15, 2006).  Annualized, his actual salary is $625,000 per annum.

              (6)  Mr. Lane served as our President and CEO from July 2004 to March 2006.  Effective in March 2006, Mr. Utt replaced Mr. Lane as our President and CEO.

              (7)  This includes an employee matching contribution equal to 4% of eligible compensation plus a non-elective contribution equal to 4% of eligible compensation pursuant to the Halliburton Retirement and Savings Plan.

              (8)  These perquisites include $14,400 in imputed closing costs and $5,179 in tax equalization for the closing cost payments in connection with Mr. Burgher’s business-related relocation.

              (9)  The earnings on Mr. Stanski’s SERP account ($2,625) are not included in this table because they are not “above market.”  Interest under the SERP is credited at a rate of 5%, which is below market.

          (10)  In addition to the amount reported for Mr. Stanski; base salary earned in 2006, he also received a per diem payment as a cost of living differential, which is included under column (i) above.

          (11)  Mr. Lehmann’s salary is based on an 11-month period.  His service ended December 1, 2006 (per his separation agreement).

          (12)  Mr. Lehmann’s restoration account (pre-2005) was paid out at time of his separation.

          (13)  Top Flex Payout represents the total accrued but unused vacation that is payable upon termination of service.

          (14)  Mr. Lehmann was reimbursed for financial planning costs in the amount of $6,500.  In addition, Mr. Lehmann received $7,500 cash in lieu of financial planning services, which is included in the total of $305,000 severance in column (i).

          (15)  Mr. Pucher’s salary is based on an 11-month period.  His service ended December 1, 2006 (per his separation agreement).

          (16)  Mr. Pucher’s restoration account (pre-2005) was distributed at time of his separation.

          (17)  Mr. Pucher was reimbursed for financial planning costs in the amount of $6,300.

The following table provides information regarding awards under the Halliburton Annual Performance Pay Plan, the Halliburton Performance Unit Plan, 1993 Plan and KBR Plan.

Grants of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (RS/U)		All Other Option Awards: Number of Securities Underlying Options (#) (NQSO)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)
William P. Utt CEO	3/15/06 11/21/06	$128,651 26%	$321,628 65%	$643,256 130%	N/A	N/A	N/A	30,000 129,410	† *	N/A N/A		N/A N/A	$1,040,850 $ 2,199,970
Andrew R. Lane Former CEO	5/16/06 12/06/06	$390,000 $ 169,000 26%	$780,000 $ 422,500 65%	$1,560,000 $ 845,000 130%	N/A	N/A	N/A	20,000 53,700	† †	55,500	†	$33.17	$750,100 $ 2,533,643
Cedric W. Burgher CFO	11/21/06	$60,000 20%	$150,000 50%	$300,000 100%	N/A	N/A	N/A	15,955	*	18,930	*	$21.81	$524,709
John Gann, Jr. CAO	11/21/06	$35,000 14%	$87,500 35%	$175,000 70%	N/A	N/A	N/A	9,903	*	11,749	*	$21.81	$325,673
John L. Rose(6) Executive V.P.	11/21/06	$43,168 10%-20%	$96,243 25%-50%	$215,838 50%-100%	N/A	N/A	N/A	19,257	*	22,846	*	$21.81	$633,285
Bruce A. Stanski Executive V.P.	11/21/06	$72,000 20%	$180,000 50%	$360,000 100%	N/A	N/A	N/A	19,257	*	22,846	*	$21.81	$633,285
James H. Lehmann Former Senior V.P.	N/A	$53,169 20%	$132,922 50%	$265,843 100%	N/A	N/A	N/A	N/A		N/A		N/A	N/A
Louis J. Pucher Former Senior V.P.	N/A	$64,994 20%	$162,485 50%	$324,970 100%	N/A	N/A	N/A	N/A		N/A		N/A	N/A

(*)                 KBR restricted stock for Mr. Utt and KBR restricted stock units or options for other applicable named executive officers.

(†)                 Halliburton restricted stock or options.

(1)                 The awards granted on November 21, 2006 are of KBR restricted stock, restricted stock units, or options under the KBR Plan. Awards granted on dates other than November 21, 2006 consisted of Halliburton restricted stock or options under the 1993 Plan.

(2)                 Mr. Lane’s award is based on Halliburton’s performance measures. Mr. Lane is our only named executive officer to participate in the Performance Unit Program for the 2006-2008 cycle as reflected in columns (c), (d) and (e) of this table.

(3)                 Actual bonus payments under the Halliburton Annual Performance Pay Plan may equal amounts between performance level percentages. Estimated bonus payments based on percentages of base salary as of January 1, 2006. Messrs. Utt, Lehmann and Pucher estimated bonus amounts are prorated for their 2006 service.

(4)                 The Halliburton awards granted to Mr. Utt on March 15, 2006 and the KBR awards granted to Mr. Utt on November 21, 2006 are shares of restricted stock. All other awards in this column are grants of restricted stock units.

(5)                 The amounts in column (l) are calculated: (i) for restricted stock, based the product of the shares granted and the closing price of our common stock on the grant date, (ii) for stock options granted pursuant to the KBR Plan, based on a Black-Scholes-Merton option value of 9.336 per option granted. We estimated a 6-year term and considered the 3-year graded vesting period and the 10-year contractual life of the option grants. We estimated volatility at 35.37% based on the historical volatilities over a 6- year term, and the implied volatilities, for a set of competitors. We used a risk free rate of 4.6% based on the rates on 5 and 7 year Treasury notes, and we reduced the estimated value by 7% to account for estimated forfeitures, and (iii) for stock options granted pursuant to the 1993 Plan, based on a Black-Scholes-Merton option pricing model, using an expected term of 5.24 years, a volatility of 42.40%, a dividend yield of $.30, and a risk free rate equal to the 5-year Treasury Constant Maturity Rate on the grant date.

(6)                 On June 15, 2006, Mr. Rose’s CVA increased from 10%, 25%, 50% to 20%, 50%, 100%, respectively.

The following table provides information on the exercise and holdings of previously awarded equity grants outstanding as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year End

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William P. Utt	3/15/2006						30,000	$931,500
CEO	11/21/2006						129,410	$3,385,366
							159,410	$4,316,866
Andrew R. Lane	3/9/1998						160	$4,968
Former CEO	6/2/1998				$22.469	6/2/2008	2,000	$62,100
	7/29/1999						1,500	$46,575
	10/1/2001						5,175	$160,684
	1/2/2002						6,210	$192,821
	4/1/2002						6,210	$192,821
	5/14/2002						6,000	$186,300
	5/23/2002						1,200	$37,260
	3/16/2004		5,346		$14.430	3/16/2014	9,240	$286,902
	7/23/2004						24,000	$745,200
	12/2/2004	12,600	12,600		$19.305	12/2/2014	22,800	$707,940
	2/15/2005						40,000	$1,242,000
	12/7/2005	13,334	26,666		$32.390	12/7/2015	29,280	$909,144
	5/16/2006						20,000	$621,000
	12/6/2006		55,500		$33.170	12/6/2016	53,700	$1,667,385
		25,934	100,112				227,475	$7,063,100
Cedric W. Burgher	11/7/2005	5,000	10,000		$29.575	11/7/2015	12,000	$372,600
CFO	11/21/2006		18,930		$21.810	11/21/2016	15,955	$417,383
		5,000	28,930				27,955	$789,983
John L. Rose	3/8/2000						2,000	$62,100
Executive V.P	6/9/2003	6,200			$11.825	6/9/2013	1,860	$57,753
	3/16/2004	3,153	3,153		$14.430	3/16/2014	3,154	$97,932
	2/17/2005	1,500	3,000		$20.895	2/17/2015	3,840	$119,232
	11/21/2006		22,846		$21.810	11/21/2016	19,257	$503,763
		10,853	28,999				30,111	$840,780
Bruce A. Stanski	8/6/1997						120	$3,726
Executive V.P	7/10/1998						240	$7,452
	4/9/1999						480	$14,904
	4/13/2001						2,500	$77,625
	7/19/2001	2,586			$15.775	7/19/2011
	10/1/2001						5,175	$160,684
	1/2/2002						6,210	$192,821
	4/1/2002						6,210	$192,821
	3/16/2004	4,100	4,100		$14.430	3/16/2014	7,092	$220,207
	8/19/2004						6,000	$186,300
	2/17/2005	4,000	8,000		$20.895	2/17/2015	12,000	$372,600
	11/21/2006		22,846		$21.810	11/21/2016	19,257	$503,763
		10,686	34,946				65,284	$1,932.901
John Gann, Jr.	12/15/2004	9,334	4,666		$20.090	12/15/2014	6,000	$186,300
VP & CAO	11/9/2005						8,000	$248,400
	11/21/2006	0	11,749		$21.810	11/21/2016	9,903	$259,062
		9,334	16,415				23,903	$693,762
James H. Lehmann	6/28/1999						1,500	$46,575
Former Senior V.P.	3/8/2000						2,000	$62,100
& General Counsel	10/1/2001						7,875	$244,519
	1/2/2002						9,450	$293,423
	4/1/2002						9,450	$293,423
	3/16/2004	0	3,280		$14.4300	3/16/2014	5,676	$176,240
	2/17/2005	0	8,000		$20.8950	2/17/2015	12,000	$372,600
		0	11,280				47,951	$1,488,880

Louis J. Pucher	12/2/1998	16,800	0	$14.0625	12/2/2008
Former Senior V.P.	12/2/1999	20,000	0	$19.7500	12/2/2009	1,800	$55,890
	7/19/2000					2,400	$74,520
	2/23/2001	10,800	0	$19.7750	2/23/2011	N/A	N/A
	7/19/2001	15,750	0	$15.7750	7/10/2011	N/A	N/A
	10/1/2001					7,875	$244,519
	1/2/2002					9,450	$293,423
	4/1/2002					9,450	$293,423
	1/22/2004					12,000	$372,600
	3/16/2004	11,147	5,573	$14.4300	3/16/2014	9,624	$298,825
	2/17/2005	4,000	8,000	$20.8950	2/17/2015	12,000	$372,600
		78,497	13,573			64,599	$2,005,800

(1)                 The awards granted on November 21, 2006 are of KBR restricted stock (for Mr. Utt only), restricted stock units or options under the KBR Plan. The awards granted on dates other than November 21, 2006 are of Halliburton restricted stock or options under the 1993 Plan.

(2)                 All options listed in this column vest at a rate of 33-1/3% on the first anniversary, 67% on the second anniversary and 100% on the third anniversary from the date of grant.

(3)                 All restricted stock and restricted stock units listed awarded on or after January 1, 2003 in this column vest at a rate of 20% per year over the 5-year vesting period. All other restricted stock listed in this column that were awarded prior to January 1, 2003 vest at a rate of 10% per year over a 10-year period.

(4)                 Market value in this table assumes a fair market value of $31.05 per share for Halliburton common stock and $26.16 per share for KBR common stock, as of December 29, 2006, which was the last trading day in 2006.

The following table shows information for 2006, regarding the exercise of stock options and the vesting of restricted stock and restricted stock units.

Option Exercises and Stock Vested(1)

	Option Awards		Stock Awards (RS)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
William P. Utt	N/A	N/A	N/A	N/A
CEO
Andrew R. Lane	20,532	$373,561	43,087	$1,432,571
Former CEO
Cedric W. Burgher	N/A	N/A	3,000	$95,100
CFO
John L. Rose	44,104	$963,925	3,440	$121,367
Executive V.P.
Bruce A. Stanski	N/A	N/A	11,371	$390,224
Executive V.P.
John Gann, Jr.	N/A	N/A	4,000	$129,960
CAO
James H. Lehmann	11,216	$257,830	11,019	$372,634
Former Senior V.P. & General Counsel
Louis J. Pucher	N/A	N/A	16,135	$561,517
Former Senior V.P.

(1)          The option and stock awards reported in this table are of Halliburton securities only. No KBR option or stock awards are reportable in this table for 2006.

The following table shows information for 2006 regarding the present value of pension benefits for the indicated named executive officers.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
William P. Utt	N/A	N/A	N/A	N/A
CEO
Andrew R. Lane	N/A	N/A	N/A	N/A
Former CEO
Cedric W. Burgher	N/A	N/A	N/A	N/A
CFO
John Gann, Jr.	N/A	N/A	N/A	N/A
CAO
John L. Rose	Halliburton	17	$21,519	$0
Executive V.P.	Retirement
Plan
Bruce A. Stanski	N/A	N/A	N/A	N/A
Executive V.P.
James H. Lehmann	Halliburton	8	$27,685	$0
Former Senior V.P.	Retirement
Plan
Louis J. Pucher	Halliburton	22	$178,031	$0
Former Senior V.P.	Retirement
Plan

(1)          For a description of the assumptions underlying the calculation of present value of accumulated benefits to the indicated named executive officers, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Pensions.”

The following table provides information regarding each named executive officer’s contributions to covered deferred compensation plans, earnings accrued during the year, withdrawals and distributions during the year and plan balances at fiscal year end.

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)		(e)	(f)
William P. Utt	Elective Deferral	N/A	N/A	N/A		N/A	N/A
CEO	Restoration	N/A	$14,739	N/A		N/A	$14,739
	SERP	N/A	N/A	N/A		N/A	N/A
Andrew R. Lane	Elective Deferral	N/A	N/A	N/A		N/A	N/A
Former CEO	Restoration	N/A	$34,400	$7,867		N/A	$120,936
	SERP	N/A	$177,000	$22,912		N/A	$658,143
Cedric W. Burgher	Elective Deferral	N/A	N/A	N/A		N/A	N/A
CFO	Restoration	N/A	$4,400	N/A		N/A	$4,400
	SERP	N/A	N/A	N/A		N/A	N/A
John Gann, Jr.	Elective Deferral	N/A	N/A	N/A		N/A	N/A
CAO	Restoration	N/A	$1,629	$168		N/A	$3,474
	SERP	N/A	N/A	N/A		N/A	N/A
John L. Rose	Elective Deferral	N/A	N/A	N/A		N/A	N/A
Executive V.P.	Restoration	N/A	$4,472	$2,455		N/A	$31,475
	SERP	N/A	N/A	N/A		N/A	N/A
	Dresser Def’d	N/A	N/A	$12,193	(1)	N/A	$776,936
	Comp
Bruce A. Stanski	Elective Deferral	N/A	N/A	N/A		N/A	N/A
Executive V.P.	Restoration	N/A	$7,682	$1,783		N/A	$27,299
	SERP	N/A	N/A	$2,625		N/A	$55,125
James H. Lehmann	Elective Deferral	N/A	N/A	N/A		N/A	N/A
Former Senior V.P.	Restoration	N/A	$2,919	$2,658		N/A	$32,161
	SERP	N/A	N/A	N/A		N/A	N/A
Louis J. Pucher	Elective Deferral	N/A	N/A	N/A		N/A	N/A
Former Senior V.P.	Restoration	N/A	$6,257	$4,908		N/A	$60,247
	SERP	N/A	N/A	N/A		N/A	N/A
	Dresser Def’d	N/A	N/A	$8,327	(2)	N/A	$531,078
	Comp

(1)          Mr. Rose’s Earnings for the Dresser Deferred Compensation Plan in FY2006 include $7,118.40 in Dividend Equivalents and $5,074.18 in Unrealized Appreciation on Unit Stock Equivalents, for a total of $12,192.58 in Earnings.

(2)          Mr. Pucher’s Earnings for the Dresser Deferred Compensation Plan in FY2006 include $4,866.00 in Dividend Equivalents and $3,460.75 in Unrealized Appreciation on Unit Stock Equivalents, for a total of $8,326.75 in Earnings.

(3)          The amounts in this column are reported as compensation in the All Other Compensation column of the Summary Compensation Table.

Elements of Post-Termination Compensation and Benefits

Termination events that trigger payments and benefits include normal or early retirement, change-in-control, cause, death, disability and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances and health benefits among others. The 1993 Plan and KBR Plan both allow for the acceleration of vesting upon the occurrence of a change in control as defined in each respective plan. In addition, we expect that the converted equity awards to be issued under the Transitional Stock Adjustment Plan will also allow for acceleration of vesting upon the occurrence of change in control as defined in such plan.

We previously entered into employment agreements with Messrs. Lane, Utt, Burgher and Stanski. None of these employment agreements has payments triggered upon the occurrence of a change in control. Under each of these employment agreements, if Mr. Lane, Mr. Utt, Mr. Burgher or Mr. Stanski voluntarily terminates his employment other than for a “good reason” or due to death, permanent disability or retirement, or if he is terminated by us for “cause,” he will receive (a) his pro rata base salary through the date of such termination and (b) any individual annual incentive compensation not yet paid but earned and payable under Halliburton’s or our Annual Performance Pay Plan for the year prior to the year of his termination of employment. The agreements provide that upon such termination, the executive shall not be entitled to any annual incentive compensation for the year in which he terminates employment or any other payments or benefits by or on our behalf except to those which may be payable pursuant to the terms of our or Halliburton’s employee benefit plans.

If Mr. Utt’s, Mr. Burgher’s or Mr. Stanski’s employment is terminated by us, (except for “cause”) if Mr. Lane’s employment is terminated by Halliburton (except for “cause”), or if Messrs. Lane, Utt, Burgher or Stanski terminates his employment for specific reasons such as removal from the position described in his respective employment agreement, or the assignment to him of duties materially inconsistent with his position with us or any other material breach of the employment agreement (“good reason”), the employee will receive (a) a lump-sum cash severance benefit equal to one year’s base salary as in effect at termination for Messrs. Stanski and Burgher and a lump-sum cash severance benefit equal to two years’ base salary as in effect at termination for Mr. Lane and Mr. Utt, (b) either (i) a lump-sum cash payment equal to the value of the restricted shares on the date of termination of employment, (which will automatically become forfeited) or (ii) full vesting of outstanding restricted shares, (c) any individual incentive compensation earned for the year of his termination of employment, determined as if he has remained employed by us for the entire year, and (d) with respect to Mr. Lane, any individual annual incentive compensation not yet paid but earned and payable.

Executive Benefits and Payments Upon Separation

Executive and Benefits(1)(2)	Voluntary Termination 12/31/2006	Change in Control on 12/31/2006	Normal Retirement on 12/31/2006	Involuntary Not For Cause Termination on 12/31/2006	For Cause Termination on 12/31/2006	Involuntary for Good Reason on 12/31/2006	Disability on 12/31/2006	Death on 12/31/2006
William P. Utt Stock Awards	N/A	$4,316,866	$4,316,866	$4,316,866	N/A	$4,316,866	$4,316,866	$4,316,866
Stock Options(2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Cash Severance	N/A	N/A	N/A	$1,250,000	N/A	$1,250,000	N/A	N/A
Andrew R. Lane Stock Awards	N/A	$7,063,099	$7,063,099	$7,063,099	N/A	$7,063,099	$7,063,099	$7,063,099
Stock Options(2)	N/A	$236,838	236,838	N/A	N/A	N/A	$236,838	$236,838
Cash Severance	N/A	1,300,000	N/A	$1,300,000	N/A	$1,300,000	N/A	N/A
Cedric W. Burgher Stock Awards	N/A	$789,983	$789,983	$789,983	N/A	$789,983	$789,983	$789,983
Stock Options(2)	N/A	$97,096	N/A	N/A	N/A	N/A	$97,096	$97,096
Cash Severance	N/A	N/A	N/A	$300,000	N/A	$300,000	N/A	N/A
John Gann, Jr. Stock Awards	N/A	$693,762	$693,762	N/A	N/A	N/A	$693,762	$693,762
Stock Options(2)	N/A	$102,248	N/A	N/A	N/A	N/A	$102,248	$102,248
Cash Severance	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
John L. Rose Stock Awards	N/A	$840,780	$840,780	N/A	N/A	N/A	$840,780	$840,780
Stock Options(2)	N/A	$182,248	N/A	N/A	N/A	N/A	$182,248	$182,248
Cash Severance	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bruce A. Stanski Stock Awards	N/A	$1,932,901	$1,932,901	$1,932,901	N/A	$1,932,901	$1,932,901	$1,932,901
Stock Options(2)	N/A	$248,762	N/A	N/A	N/A	N/A	$248,762	$248,762
Cash Severance	N/A	N/A	N/A	$360,000	N/A	$360,000	N/A	N/A

(1)                The aggregate nonqualified deferred compensation payable to all named executive officers upon termination is set forth in column (f) of the Nonqualified Deferred Compensation Table.

(2)                Table does not include amounts otherwise payable to the named executive officers if they remain employed through December 31, 2006 pursuant to the Halliburton Annual Performance Pay Plan and the Halliburton Performance Unit Programs, as reported in column (g) of the Summary Compensation Table. If a named executive officer is terminated for “cause” (as defined under the applicable plan/program) all such executive’s rights to payment would be automatically forfeited.

(3)                Table assumes full exercise of options that become exercisable upon termination or change in control as of December 31, 2006. This table does not include the exercisable options reflected in column (b) of the Outstanding Equity Awards at Fiscal Year End Table as follows: Mr. Lane—12,600 ($147,987), Mr. Burgher—5,000 ($7,350), Mr. Rose—10,853 ($186,792), Mr. Stanski—10,686 ($148,230), Mr. Gann—9,334 ($102,301), and Mr. Pucher—78,497 ($1,099,514). Option values are based on the difference between the option exercise price and the closing price for our common stock on December 31, 2006, multiplied by the number of shares to be acquired upon exercise of the option.

Executive Benefits and Payments Upon Separation

We expect that our Compensation Committee will implement a severance arrangement for senior executive management.

Employment Agreements

We have entered into employment agreements with Messrs. Utt, Burgher and Stanski that will continue in effect until terminated by either party and provide for base annual salaries of $625,000, $300,000 and $323,695, respectively, which may be increased in accordance with our general compensation policies. Mr. Utt’s employment agreement also provided for a one-time signing bonus of $75,000 plus a one-time bonus of $225,000, to which Mr. Utt became entitled at the closing date of our initial public offering. Mr. Stanski’s employment agreement provides for Mr. Stanski to receive a cost of living adjustment during the time he is required to reside in the Washington, D.C. area. Each of Messrs. Utt, Burgher and Stanski was eligible to participate in Halliburton’s Annual Incentive Pay Plan through the end of 2006, and, beginning January 1, 2007, in our Annual Incentive Pay Plan, and to receive long term incentive awards under Halliburton’s 1993 Stock and Incentive Plan and, after our initial public offering, under our 2006 Stock and Incentive Plan, as amended.

Under Mr. Utt’s employment agreement, he received a grant of 15,000 restricted shares of Halliburton common stock under the 1993 Stock and Incentive Plan, and in 2006, was afforded a reward opportunity of 65%-130% of his base salary based on achievement of plan level/challenge level objectives. Mr. Utt’s employment agreement also provided for his receipt of restricted shares of our common stock with a fair market value of $2.2 million immediately after the closing of our initial public offering. Twenty percent of these restricted shares will vest on each of the first five anniversaries of the closing date of our initial public offering.

Under the terms of Mr. Burgher’s employment agreement, he was granted 7,500 restricted shares of Halliburton common stock and an option to purchase 7,500 shares of Halliburton common stock. Mr. Burgher will also participate in our paid time off program and will accrue an equivalent of 4 weeks of vacation annually.

Under each of these employment agreements, if Mr. Utt, Mr. Burgher or Mr. Stanski voluntarily terminates his employment other than for a “good reason” or due to death, permanent disability or retirement, or is terminated by us for “cause,” he will receive (a) his pro rata base salary through the date of such termination and (b) any individual annual incentive compensation not yet paid but earned and payable under Halliburton’s or KBR’s annual incentive pay plan for the year before the year of termination, but shall not be entitled to any annual incentive compensation for the year in which he terminates employment, or any other payments or benefits, except for any that may be payable under KBR’s or Halliburton’s employee benefit plans.

If Mr. Utt’s, Mr. Burgher’s or Mr. Stanski’s employment is terminated by us without “cause” or by the employee for specified reasons such as removal from the positions described in their respective employment agreements, the assignment of duties materially inconsistent with their positions with us or any other material breach of the employment agreement (“good reason”), their employment agreements provide for (a) a lump sum cash severance benefit equal to one year’s base salary as in effect at termination for Messrs. Stanski and Burgher, or equal to two years’ base salary as in effect at termination for Mr. Utt, (b) either (i) a lump sum cash payment equal to the value of restricted shares that will automatically be forfeited on the date of termination of employment or (ii) full vesting of outstanding restricted shares and (c) any individual incentive compensation earned under Halliburton’s or KBR’s annual incentive pay plan for the year of termination, determined as if he has remained employed by us for the entire year.

Compensation Committee Interlocks and Insider Participation

Messrs. Blount, Carroll, Curtiss, Huff and Slater currently serve, and Messrs. Curtiss and Slater have served in the past year, as members of our Compensation Committee. None of our executive officers serve, or in the past year have served, as members of the compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer who also serves as a member of our Board of Directors. None of our executive officers serves, or in the past year has served, as a member of the board of directors of any other entity that has an executive officer serving as a member of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

KBR was incorporated in Delaware in March 2006 as an indirect, wholly owned subsidiary of Halliburton. In November 2006, we completed our initial public offering, in which we sold 32,016,000 shares of our common stock, representing approximately 19% of our total outstanding common stock, for aggregate net proceeds of $511 million. The remainder of our common stock was retained by Halliburton

Company, our former parent. In connection with our initial public offering, we entered into a master separation agreement with Halliburton that provided for the separation of our respective assets and businesses. The master separation agreement also contains agreements relating to our separation from Halliburton and the conduct of future transactions with respect to KBR, and governs the relationship between Halliburton and KBR. In addition, we entered into several ancillary agreements with Halliburton in connection with our initial public offering, including a tax sharing agreement, a registration rights agreement, two transition services agreements, an employee matters agreement, and an intellectual property matters agreement. The terms of these agreements were determined by Halliburton.

In the first quarter of 2007, in connection with Halliburton’s anticipated exchange offer of our common stock, at Halliburton’s request KBR and Halliburton amended the tax sharing agreement to clarify that the terms of the tax sharing agreement would be applicable to the anticipated exchange offer and amended the registration rights agreement to contemplate KBR’s filing of its S-4 registration statement with the SEC relating to the anticipated exchange offer sooner than 180 days after the completion of KBR’s initial public offering. KBR’s board of directors appointed a special committee, consisting of KBR’s independent directors, which reviewed and approved these amendments. The special committee retained an independent financial advisor and independent legal counsel to assist it in connection with its review.

On April 5, 2007, Halliburton completed its exchange offer of all of our outstanding stock and our separation from Halliburton was complete. Except as described below, these agreements continue in accordance with their terms. Summaries of the master separation agreement and the ancillary agreements are set forth below, and these agreements were filed as exhibits to our registration statement on Form S-1 for our initial public offering and the Form S-4 filed in connection with Halliburton’s exchange offer.

Master Separation Agreement

Indemnification

General Indemnification and Mutual Release.   The master separation agreement provides for cross-indemnities that generally place the financial responsibility on us and our subsidiaries for all liabilities associated with our current and historical businesses and operations, and generally place on Halliburton and its subsidiaries (other than us) the financial responsibility for liabilities associated with all of Halliburton’s other current and historical businesses and operations, in each case regardless of the time those liabilities arise. The master separation agreement also contains indemnification provisions under which we and Halliburton each indemnify the other with respect to breaches of the master separation agreement or any ancillary agreement.

In addition to our general indemnification obligations described above relating to our current and historical business and operations, we agreed to indemnify Halliburton for liabilities under various outstanding and certain additional credit support instruments relating to our businesses and for liabilities under litigation matters related to our business. We also agreed to indemnify Halliburton against liabilities arising from misstatements or omissions in the prospectus for our initial public offering or the registration statement of which it formed a part, except for misstatements or omissions relating to information that Halliburton provided to us specifically for inclusion therein. We also agreed to indemnify Halliburton for any misstatements or omissions in its subsequent SEC filings and for information we provide to Halliburton specifically for inclusion in Halliburton’s annual or quarterly reports.

In addition to Halliburton’s general indemnification obligations described above relating to the current and historical Halliburton business and operations, Halliburton agreed to indemnify us for liabilities under litigation matters related to Halliburton’s business and for liabilities arising from misstatements or omissions with respect to information that Halliburton provided to us specifically for inclusion in the prospectus for our initial public offering or the registration statement of which it formed a part.

For liabilities arising from events occurring on or before the date immediately prior to the closing of our initial public offering, the master separation agreement contains a general release. Under this provision, we released Halliburton and its subsidiaries, successors and assigns, and Halliburton released us and our subsidiaries, successors and assigns, from any liabilities arising from events between us and/or our subsidiaries on the one hand, and Halliburton and/or its subsidiaries (other than us) on the other hand, occurring on or before the date immediately prior to the closing of our initial public offering, including in connection with the activities to implement our separation from Halliburton, our initial public offering and any distribution of our shares by Halliburton to Halliburton’s stockholders. The general release does not apply to liabilities allocated between the parties under the master separation agreement or any ancillary agreement or to specified ongoing contractual arrangements.

FCPA Indemnification.   Halliburton has agreed to indemnify us and any of our greater than 50%-owned subsidiaries as of November 20, 2006, the date of the master separation agreement, for fines or other monetary penalties or direct monetary damages, including disgorgement, as a result of a claim made or assessed by a governmental authority of the United States, the United Kingdom, France, Nigeria, Switzerland or Algeria, or a settlement thereof, relating to alleged or actual violations occurring prior to the date of the master separation agreement of the Foreign Corrupt Practices Act (the “FCPA”), or particular, analogous applicable foreign statutes and regulations identified in the master separation agreement by us or our current or former directors, officers, employees, agents, representatives or subsidiaries in connection with the construction and subsequent expansion by TSKJ of a natural gas liquefaction complex and related facilities at Bonny Island or in connection with any other project, whether located inside or outside of Nigeria, including without limitation the use of agents in connection with such projects, identified by a governmental authority of the United States, the United Kingdom, France, Nigeria, Switzerland or Algeria in connection with the investigations ongoing at November 20, 2006 in those jurisdictions (the foregoing, “FCPA Matters”). The Halliburton indemnity would not apply to any fines or other monetary penalties or direct monetary damages, including disgorgement, assessed by governmental authorities in jurisdictions other than the United States, the United Kingdom, France, Nigeria, Switzerland or Algeria, or a settlement thereof, or assessed against entities such as TSKJ or Brown & Root-Condor Spa in which we do not have an interest greater than 50%. With respect to any greater than 50%-owned subsidiary of ours that is not directly or indirectly wholly owned, the Halliburton indemnity is limited to the proportionate share of any fines or other monetary penalties or direct monetary damages, including disgorgement, equal to our ownership interest in such subsidiary as of the date of the master separation agreement.

The Halliburton indemnity will not cover, and we will be responsible for, all other losses in connection with the FCPA investigations. These other losses could include, but are not limited to, our costs, losses or expenses relating to:

•       any monitor required by or agreed to with a governmental authority appointed to review future practices for compliance with FCPA law and any other actions required by governmental authorities;

•       third party claims against us, which would include any claims against us by persons other than governmental authorities;

•       special, indirect, derivative or consequential damages, which are typically damages other than actual damages, such as lost profits;

•       claims by directors, officers, employees, affiliates, advisors, attorneys, agents, debt holders or other interest holders or constituents of us and our subsidiaries in their capacity as such, including any indemnity claims by individuals and claims for breach of contract;

•       damage to our business or reputation;

•       adverse effect on our cash flow, assets, goodwill, results of operations, business, prospects, profits or business value, whether present or future;

•       threatened or actual suspension or debarment from bidding or continued activity under government contracts (please read “Forward-Looking Information and Risk Factors—Risks Relating to Investigations” for further information); and

•       alleged or actual adverse consequences in obtaining, continuing or terminating financing for current or future construction projects in which we are involved or for which it intends to submit bids.

With respect to third party claims, we understand that the government of Nigeria gave notice in 2004 to the magistrate overseeing the investigation in France of a civil claim as an injured party in that proceeding. We are not aware of any further developments with respect to this claim.

We have agreed with Halliburton that Halliburton in its sole discretion will continue to control the investigation, defense and/or settlement negotiations regarding the FCPA investigations to which Halliburton’s indemnification is applicable. We have the right to assume control of the investigation, defense and/or settlement negotiations regarding these FCPA investigations. However, in such case, Halliburton may terminate the indemnity with respect to FCPA fines, penalties and damages described above. Furthermore, Halliburton may terminate the indemnity if we refuse to agree to a settlement of these FCPA investigations negotiated and presented by Halliburton to us or if we enter into a settlement of these FCPA investigations without Halliburton’s consent. In addition, Halliburton may terminate the indemnity if we materially breach our obligation to consistently implement and maintain, for five years following our separation from Halliburton, currently adopted business practices and standards relating to the use of foreign agents. We have agreed with Halliburton that no settlement by us of any claims relating to the FCPA investigations to which Halliburton’s indemnification is applicable effected without the prior written consent of Halliburton will be binding on Halliburton. Halliburton has agreed with us that no settlement by Halliburton of any claims relating to these FCPA investigations that is effected without our prior written consent will be binding on us. Notwithstanding the foregoing, a minority-owned KBR subsidiary as of the date of the master separation agreement may control the investigation, defense and/or settlement of these FCPA investigations solely with respect to such subsidiary, and may agree to a settlement of claims relating to these FCPA investigations solely with respect to such subsidiary without the prior written consent of Halliburton, and any such control or agreement to a settlement shall not allow Halliburton to terminate its indemnity of us and our greater than 50%-owned subsidiaries with respect to FCPA fines, penalties and damages, including disgorgement, described above.

We have agreed, at all times during the term of the master separation agreement and whether or not we decide to assume control over the investigation, defense and/or settlement negotiations regarding the FCPA investigations to which the Halliburton indemnity applies, to assist, at Halliburton’s expense, with Halliburton’s full cooperation with any governmental authority in Halliburton’s investigation and defense of FCPA Matters. Our ongoing obligation to cooperate with Halliburton’s defense will require us to, among other things, at Halliburton’s request:

•       make disclosures to Halliburton and governmental authorities regarding the activities of KBR, Halliburton and the current and former directors, officers, employees, agents, distributors and affiliates of KBR and Halliburton relating to these FCPA investigations;

•       make available documents, records or other tangible evidence and electronic data in our possession, custody or control relating to these FCPA investigations and to preserve, maintain and retain such evidence;

•       provide access to our documents and records in our possession, custody or control relating to these FCPA investigations and use reasonable best efforts to provide access to our documents and records in the custody or control of our current and former directors, officers, employees, agents, distributors, attorneys and affiliates;

•       use reasonable best efforts to make available any of our current and former directors, officers, employees, agents, distributors, attorneys and affiliates who may have been involved in the activities under investigation and whose cooperation is requested by Halliburton or any governmental authority; to recommend that such persons cooperate fully with these FCPA investigations or any prosecution of individuals or entities; and to take appropriate disciplinary action with respect to those persons who do not cooperate or cease to cooperate fully;

•       provide testimony and other information deemed necessary by Halliburton to authenticate information to be admitted into evidence in any criminal or other proceeding;

•       use reasonable best efforts to provide access to our outside accounting and legal consultants whose work includes or relates to these FCPA investigations and their records, reports and documents relating thereto; and

•       refrain from asserting a claim of attorney-client or work-product privilege as to certain documents related to these FCPA investigations or related to transactions or events underlying these FCPA investigations.

We have agreed to inform and disclose promptly to Halliburton any developments, communications or negotiations between us, on the one hand, and any governmental authority or third party, on the other hand, with respect to these FCPA investigations, except as prohibited by law or legal restraint. Halliburton may terminate its indemnification relating to FCPA Matters upon a material breach by us of our cooperation obligations.

Until such time, if ever, that we exercise our right to assume control over the investigation, defense and/or settlement of the FCPA investigations to which the Halliburton indemnity applies, Halliburton, at its sole expense, will bear all legal and non-legal fees, expenses and other costs incurred on behalf of Halliburton and us in the investigation, defense and/or settlement of these matters (other than indemnification and advancement of expenses for our current and former employees under contract or charter or bylaw requirements). Thereafter, Halliburton and we will each be responsible for its own fees, expenses and other costs.

We and Halliburton have agreed to provide to each other, upon request, information relating to the FCPA investigations to which the Halliburton indemnity applies. Until such time, if ever, that we exercise our right to assume control over the investigation, defense and/or settlement of these FCPA investigations, the attorneys, accountants, consultants or other advisors of the Halliburton board of directors or any special committee of independent directors thereof will, from time to time and upon reasonable request, brief our Board of Directors or any special committee of independent directors thereof formed for purposes of monitoring these FCPA investigations concerning the status of or issues arising under or relating to Halliburton’s investigation of the FCPA Matters and its defense and/or settlement of FCPA Matters. We have also agreed with Halliburton that each party is subject to the duty of good faith and fair dealing in the performance of such party’s rights and obligations under the master separation agreement.

Barracuda-Caratinga Indemnification.   Halliburton has agreed to indemnify us and any of our greater than 50%-owned subsidiaries as of November 20, 2006, the date of the master separation agreement, for all out-of-pocket cash costs and expenses, or cash settlements or cash arbitration awards in lieu thereof, we may incur after the effective date of the master separation agreement as a result of the replacement of the subsea flow-line bolts installed in connection with the Barracuda-Caratinga project, which are referred to as “B-C Matters.” The Halliburton indemnity will not cover, and we will be responsible for, all other losses in connection with the Barracuda-Caratinga project. These other losses include, but are not limited to, warranty claims on the Barracuda-Caratinga project, damage claims as a result of any failure on the Barracuda-Caratinga vessels and other losses relating to certain third party claims, losses that are special, indirect, derivative or consequential in nature, losses relating to alleged or actual damage to our business or reputation, losses or adverse effect on our cash flow, assets, goodwill, results of operations, business, prospects, profits or business value, whether present or future, or alleged or actual adverse consequences in obtaining, continuing or terminating of financing for current or future projects.

We will at our own cost continue to control the defense, counterclaim and/or settlement of B-C Matters, but Halliburton will have discretion to determine whether to agree to any settlement or other resolution of these matters. Halliburton has the right to assume control over the defense, counterclaim and/or settlement of B-C Matters at any time. If Halliburton assumes control over the defense, counterclaim and/or settlement of B-C Matters, and we refuse a settlement proposed by Halliburton, Halliburton may terminate the indemnity relating to B-C Matters. We have agreed to inform and disclose promptly to Halliburton any developments, communications or negotiations between us, on the one hand, and Petrobras and its affiliates or any third party, on the other hand, with respect to B-C Matters, except as prohibited by law or legal restraint. Halliburton may terminate the indemnity relating to B-C Matters upon a material breach by us of our obligations to cooperate with Halliburton or upon our entry into a settlement of any claims relating to B-C Matters without Halliburton’s consent.

We have agreed at our cost to disclose to Halliburton any developments, negotiation or communication with respect to B-C Matters. We will be entitled to retain the cash proceeds of any arbitration award entered in its favor or in favor of Halliburton, or any cash settlement or compromise in lieu thereof (other than with respect to recovery of Halliburton’s attorneys’ fees or recovery of cash costs and expenses advanced to us by Halliburton pursuant to Halliburton’s indemnity for B-C Matters). We have agreed with Halliburton that no settlement by us of any claims relating to B-C Matters effected without the prior written consent of Halliburton will be binding on Halliburton. Halliburton has agreed with us that no settlement by Halliburton of any claims relating to B-C Matters that is effected without our prior written consent will be binding on us.

Until such time, if ever, that Halliburton exercises its right to assume control over the defense, counterclaim and/or settlement of B-C Matters, we, at our sole expense, will bear all legal and non-legal expenses incurred on behalf of Halliburton and us in the defense, counterclaim and/or settlement of B-C Matters.

Bidding Practices Investigations

The master separation agreement provides that both Halliburton and we will use our respective reasonable best efforts to assist each other in fully cooperating with ongoing bidding practices investigations, and the defense and/or settlement of any claims made by governmental authorities relating to or arising out of such investigations, although Halliburton’s indemnity to us does not apply to liabilities, if any, for fines, monetary damages or other potential losses arising out of the bidding practices investigations. We and Halliburton have agreed, for the term of the master separation agreement and with respect to the bidding practices investigations, to provide each other with access to relevant information, to preserve, maintain and retain relevant documents and records, to make available and encourage the cooperation of personnel and to inform each other of relevant developments, communications or negotiations.

Credit Support Instruments

Prior to our separation from Halliburton, Halliburton and certain of its affiliates agreed to be primary or secondary obligors on most of our currently outstanding credit support instruments. We and Halliburton have agreed that these credit support instruments will remain in full force and effect until the earlier of: (1) the expiration of such instrument in accordance with its terms or the release of such instrument by our customer, or (2) the termination of the project contract to which such instrument relates or the termination of our obligations under the contract.

In addition, we and Halliburton have agreed that until December 31, 2009, Halliburton will provide or cause to be provided additional guarantees and indemnification or reimbursement commitments, or extensions of existing guarantees and indemnification or reimbursement commitments, for our benefit in connection with (a) letters of credit necessary to comply with our EBIC contract, our Allenby & Connaught project and all other contracts that were in place as of December 15, 2005; (b) surety bonds issued to support new task orders pursuant to the Allenby & Connaught project, two existing job order contracts for our G&I segment and all other contracts that were in place as of December 15, 2005; and (c) performance guarantees in support of these contracts.

We have agreed to use our reasonable best efforts to attempt to release or replace Halliburton’s liability under the outstanding credit support instruments and any additional credit support instruments for which Halliburton may become liable following our initial public offering for which such release or replacement is reasonably available. For so long as Halliburton or its affiliates remain liable with respect to any credit support instrument, we have agreed to pay the underlying obligation as and when it becomes due. We agreed to indemnify Halliburton for all liabilities in connection with our outstanding credit support instruments and any additional credit support instruments relating to our business for which Halliburton may become obligated following our initial public offering. Furthermore, we have agreed to pay a carry charge for continuance of Halliburton’s obligations with respect to our letters of credit and surety bonds. For so long as any letter of credit for which Halliburton may be obligated remains outstanding prior to December 31, 2009, we will pay to Halliburton a quarterly carry charge for continuance of the letters of credit equal to the sum of: (i) 0.40% per annum of the then outstanding aggregate principal amount of all letters of credit for such quarter meeting the definition of “Performance Letters of Credit” or “Commercial Letters of Credit” (as such terms are defined by our revolving credit agreement), and (ii) 0.80% per annum of the then outstanding aggregate principal amount of all letters of credit constituting financial letters of credit for such quarter. Thereafter, following December 31, 2009, these quarterly carry charges for letters of credit will increase to 0.90% per annum and 1.65% per annum, respectively. For so long as any surety bond for which Halliburton may be obligated remains outstanding prior to December 31, 2009, we will pay to Halliburton a quarterly carry charge for continuance of the surety bonds equal to 0.25% per annum of the then outstanding aggregate principal amount of such surety bonds for such quarter. Thereafter, following December 31, 2009, the quarterly carry charge for continuance of surety bonds increases to 0.50% per annum.

The master separation agreement provides that, except in connection with the existing credit support instruments, any additional credit support instruments relating to our business described above or for which Halliburton may become obligated, or as otherwise contemplated by our cash management arrangement with Halliburton which was terminated in December 2006, Halliburton will have no obligation to, but may at its sole discretion, provide or continue any credit support to, or advance any funds to or on behalf of, us following the completion of our initial public offering.

Dispute Resolution

The master separation agreement contains provisions that govern the resolution of disputes, controversies or claims that may arise between us and Halliburton under the master separation agreement and the related ancillary agreements, or between us and Halliburton for a period of ten years after completion of our initial public offering relating to our commercial or economic relationship to Halliburton. These provisions contemplate that efforts will be made to resolve disputes by escalation of the matter to senior management representatives of us and Halliburton who have not previously been directly engaged in the dispute. If such efforts are not successful, either we or Halliburton may submit the dispute to final, binding arbitration.

Other Agreements

The master separation agreement provides that we will continue to perform certain contracts relating to Halliburton’s energy services group and that Halliburton will continue to perform certain contracts relating to our business, with the benefits, liabilities and costs of such performance to be for the account of, respectively, Halliburton and us. The master separation agreement also contains provisions relating to, among other matters, confidentiality and the exchange of information, provision of financial information and assistance with respect to financial matters, preservation of legal privileges and the production of witnesses, cooperation with respect to the investigation, litigation, defense and/or settlement of certain litigation, and a one-year mutual agreement to refrain from soliciting for employment the current employees of us or Halliburton, as applicable.

Tax Sharing Agreement

We have entered into a tax sharing agreement, as amended, with Halliburton governing the allocation of U.S. income tax liabilities and setting forth agreements with respect to other tax matters. Under the Internal Revenue Code, two corporations may form a consolidated tax group, and file a consolidated federal income tax return, if one corporation owns stock representing at least 80% of the voting power and value of the outstanding capital stock of the other corporation. Because Halliburton owned approximately 81% of our common stock from the time of our initial public offering in November 2006 until the completion of the exchange offer on April 5, 2007, we and Halliburton were members of the same consolidated tax group during those time periods. As members of the same consolidated tax group, we will file a consolidated federal income tax return with Halliburton for 2006. This allows Halliburton to offset its federal taxable income with our tax losses, if any. Under the Internal Revenue Code, we ceased to be a member of the Halliburton consolidated tax group (a deconsolidation) on April 5, 2007.

Halliburton will be responsible for filing any U.S. income tax returns required to be filed for any company or group of companies of the Halliburton consolidated tax group through the date of the deconsolidation. Halliburton will also be responsible for paying the taxes related to the returns it is responsible for filing. We will pay Halliburton our allocable share of such taxes. We are obligated to pay Halliburton for the utilization of net operating losses, if any, generated by Halliburton prior to the deconsolidation to offset our consolidated federal income tax liability.

Subsequent to April 5, 2007, there exists two separate groups for tax purposes, the Halliburton group and the KBR group. Each group will file separate consolidated federal income tax returns, and Halliburton will not be able to use our tax losses, if any. This separation will have both current and future income tax implications to us. The event of deconsolidation itself will result in the triggering of deferred intercompany gains, if any. We would recognize taxable income related to any such gains; however, we do not expect that such gains would have a material impact on our net income and cash flow.

Halliburton will determine all tax elections for tax periods during which we are a member of the Halliburton consolidated tax group consistent with past practice. We will prepare and file all tax returns required to be filed by us and pay all taxes related to such returns for all tax periods after we cease to be a member of the Halliburton consolidated tax group.

Generally, if there are tax adjustments related to us arising after the deconsolidation date, which relate to a tax return filed for a pre-deconsolidation period, we will be responsible for any increased taxes and we will receive the benefit of any tax refunds. We have agreed to cooperate with and assist Halliburton in any tax audits, litigation or appeals that involve, directly or indirectly, tax returns filed for pre-deconsolidation periods and to provide Halliburton with information related to such periods. We and Halliburton have agreed to indemnify each other for any tax liabilities resulting from the failure to pay any amounts due under the terms of the tax sharing agreement.

We and Halliburton have agreed that, except as described in the following paragraph, any and all taxes arising from our deconsolidation with the Halliburton consolidated group will be the responsibility of Halliburton. We have also agreed that we will elect to not carry back net operating losses we generate in our tax years after deconsolidation to tax years when we were part of the Halliburton consolidated group. We may utilize such net operating losses in our tax years after deconsolidation (subject to the applicable carry forward limitation periods) but only to the extent of our income in such tax years.

Since our April 5, 2007 separation from Halliburton, we and Halliburton will be required to comply with representations that are made to Halliburton’s tax counsel in connection with the tax opinion that was issued to Halliburton regarding the tax-free nature of the exchange offer and with representations that have been made to the Internal Revenue Service in connection with the private letter ruling that Halliburton has requested. If we breach any representations with respect to the opinion or ruling request or take any action that causes such representations to be untrue and that causes the exchange offer to be taxable, we will be required to indemnify Halliburton for any and all taxes incurred by Halliburton or any of its affiliates resulting from the failure of the exchange offer to qualify as tax-free transactions as provided in the tax sharing agreement. Further, we have agreed not to enter into transactions for two years after the distribution date that would result in a more than immaterial possibility of a change of control of our company pursuant to a plan unless a ruling is obtained from the Internal Revenue Service or an opinion is obtained from a nationally recognized law firm that the transaction will not affect the tax-free nature of the distribution. For these purposes, certain transactions are deemed to create a more than immaterial possibility of a change of control of us pursuant to a plan, and thus require such a ruling or opinion, including, without limitation, the merger of KBR with or into any other corporation, stock issuances (regardless of size) other than in connection with our employee incentive plans, or the redemption or repurchase of any of our capital stock (other than in connection with future employee benefit plans or pursuant to a future market purchase program involving 5% or less of our publicly traded stock). If we take any action which results in the distribution becoming a taxable transaction, we will be required to indemnify Halliburton for any and all taxes incurred by Halliburton or any of its affiliates as provided in the tax sharing agreement. The amounts of any indemnification payments described in this paragraph would be substantial, and would have a material adverse effect on our financial condition.

Depending on the facts and circumstances, the exchange offer may be taxable to Halliburton if we undergo a 50% or greater change in stock ownership within two years after the exchange offer. Under the tax sharing agreement, Halliburton is entitled to reimbursement of any tax costs incurred by Halliburton as a result of a change in control of us after any distribution. Halliburton would be entitled to such reimbursement even in the absence of any specific action by us, and even if actions of Halliburton (or any of its officers, directors or authorized representatives) contributed to a change in control of us. These costs may be so great that they delay or prevent a strategic acquisition, a change in control of us or an attractive business opportunity. Actions by a third party after any distribution causing a 50% or greater change in our stock ownership could also cause the distribution by Halliburton to be taxable and require reimbursement by us.

In addition to the current income tax consequences triggered by the act of deconsolidation discussed above, our separation from the Halliburton consolidated tax group will change our overall future income tax posture. As a result, we could be limited in our future ability to effectively use future tax deductions and credits. We intend to undertake appropriate measures in order to mitigate any adverse tax effect of no longer being a part of the Halliburton consolidated tax group.

Transition Services Agreements

We have entered into a transition services agreement with Halliburton under which Halliburton provides to us, on an interim basis, various corporate support services. These services consist generally of the services that have been provided to us on an intercompany basis prior to our initial public offering. These services relate to, among other things:

•       communications;

•       human resources;

•       real estate services;

•       certain investment fund trusts;

•       tax;

•       internal audit services;

•       international;

•       travel;

•       consulting;

•       risk management;

•       information technology;

•       accounting;

•       legal; and

•       government services.

Halliburton will provide services to us with the same general degree of care, at the same general level and at the same general degree of accuracy and responsiveness, as when the services were performed prior to our initial public offering.

We will pay fees to Halliburton for the services rendered based on the type and amount of services. The fees will be determined on a basis generally intended to approximate the fully allocated direct and indirect costs of providing and discontinuing the services, without any profit.

Halliburton is obligated to provide services to us for the time periods contemplated by the transition services agreement or until we discontinue a particular service. We may discontinue any service upon 30 days prior written notice. We have agreed to terminate the transition services as soon as reasonably practical. The transition services agreement will terminate when we have terminated all services thereunder.

We and Halliburton have agreed in the transition services agreement that each party will be responsible for, and will indemnify the other party with respect to, a party’s own losses for property damage or personal injury, except to the extent that such losses are caused by the gross negligence or willful misconduct of the other party.

In addition, we have entered into a transition services agreement with Halliburton under which we provide to Halliburton, on an interim basis, certain corporate support services relating to information technology and accounting. The terms and conditions on which we will provide services to Halliburton under this transition services agreement are the same as or substantially similar to those of the transition services agreement pertaining to services Halliburton provides to us.

The transition services agreements also provide that, after such time as Halliburton ceases to provide us with access to certain software applications under the transition services agreements, Halliburton will assign, license or sublicense to us certain specified software applications, unless we otherwise obtain access to or replace such software. Where necessary, Halliburton will use reasonable best efforts to obtain the consent of the original licensor prior to any assignment or sublicensing, but Halliburton will not be in breach of the agreement if such consent cannot be obtained. With respect to software owned by Halliburton, Halliburton will grant us a nonexclusive, non-transferable, royalty-free license to use the software for our internal use. Any license granted will be perpetual (in the case of software owned by Halliburton), and any sublicense granted will be co-terminous with the original license (in the case of software licensed by Halliburton). We will not be permitted to distribute, publish, transfer or sublicense the software to third parties or exploit the software commercially other than as permitted by the agreement. We agreed to assign, license or sublicense other specified software applications to Halliburton on substantially similar terms as those described above.

Employee Matters Agreement

We have entered into an employee matters agreement with Halliburton to allocate liabilities and responsibilities relating to our current and former employees and their participation in certain benefit plans maintained by Halliburton or a subsidiary of Halliburton.

No duplicate benefits will be provided to our employees under our plans and Halliburton plans. Generally, our employees’ prior service with Halliburton will be considered as service with us for purposes of our plans.

Many of our employees currently participate in retirement and welfare plans sponsored by us. However, some of our employees participate in or have benefits under plans maintained by Halliburton. We have agreed to cooperate with Halliburton with regard to the administration, audit, reporting and provision of participant information in connection with Halliburton plans in which our employees participate or are entitled to benefits. Further, we have agreed to cooperate with Halliburton to separate plans and related trusts in which both our employees and employees of Halliburton participate or are entitled to benefits. If participation was not terminated earlier, our employees generally ceased participation in all Halliburton plans as of April 5, 2007, the date we ceased to be a member of the Halliburton consolidated group (the deconsolidation date). Nothing in the employee matters agreement requires us to adopt, terminate or continue to maintain any of its benefit plans following the deconsolidation date.

After the closing of our initial public offering but prior to the deconsolidation date, some of our employees may continue on an interim basis to accrue benefits and/or interest under certain plans maintained by Halliburton, including: (1) the Halliburton Benefit Restoration Plan and (2) the Halliburton 2002 Employee Stock Purchase Plan, (3) the Halliburton Supplemental Executive Retirement Plan, (4) the Dresser Industries Deferred Compensation Plan, and, with respect to any awards outstanding as of the closing date of our initial public offering, (5) the Halliburton 1993 Stock and Incentive Plan and (6) the Halliburton Annual Performance Pay Plan. We have agreed with Halliburton to reimburse Halliburton in full for such accruals and plan expenses following the closing of our initial public offering and prior to the deconsolidation date corresponding to our employees’ participation in the Halliburton plans. However, Halliburton will cause its appropriate subsidiary to continue to retain responsibility for retiree medical benefits for certain of our former employees who are eligible for retiree medical benefits under a retiree medical program previously sponsored by Dresser Industries, Inc. and maintained by Halliburton following their 1998 merger, and we are not responsible for reimbursing Halliburton or its subsidiaries for these retiree medical benefits. We retain responsibility for retiree medial benefits, to the extent applicable, for all other former employees and for all of our current employees. To the extent that any of our employees are eligible for a performance bonus based on performance criteria relating to both Halliburton and us, we will pay the entire bonus and Halliburton will reimburse us for the pro-rata portion of such bonus that corresponds to such employee’s time of service for Halliburton. We have also agreed to establish a non-qualified deferred compensation plan designed to assume all obligations and liabilities associated with the benefits our active employees have under the Dresser Industries Deferred Compensation Plan as of the date Halliburton distributes shares of our common stock that it owns to its stockholders (via the exchange offer or otherwise).

Certain of our employees held restricted stock of Halliburton, options to acquire stock of Halliburton or performance units with respect to stock of Halliburton under Halliburton’s 1993 Stock and Incentive Plan prior to the deconsolidation date, at which time our employees were considered terminated for purposes of the Halliburton 1993 Stock and Incentive Plan. Upon such termination, our employees’ rights to these equity awards were determined based on the Halliburton 1993 Stock and Incentive Plan, as amended, and the relevant award agreements which may have resulted in forfeiture of awards and limitations on the period to exercise options, and were converted into awards relating to our common stock pursuant to our Transitional Stock Adjustment Plan. To the extent we are eligible to take a deduction corresponding to our employee’s recognition of income with respect to awards of Halliburton stock, we have agreed to pay to Halliburton the amount of the deduction.

With some exceptions, we will indemnify Halliburton for benefit plan and employment liabilities that are the subject of the employee matters agreement and that arise from any acts or omissions of our employees or agents or breach of the employee matters agreement. Halliburton will similarly indemnify us for acts or omissions of its employees or agents or their breach of the employee matters agreement. We will also indemnify Halliburton in the case that Halliburton becomes liable in connection with certain foreign pension plans which we maintain for our current and former employees.

Intellectual Property Matters Agreement

We have entered into an intellectual property matters agreement with Halliburton. Under this agreement, our existing intellectual property, including patents, patent applications, copyrights, trade secrets and know-how, remain as our assets after the completion of our initial public offering. We have granted Halliburton a nonexclusive, royalty-free, worldwide license under our existing patents and patent applications (including those claiming certain field upgrade, coal gasification or riser technology) in the fields of business and operations of Halliburton’s current business, certain field processing, coal gasification and riser fields of use, and all other fields of use not included in our fields of use. The foregoing licenses as to coal gasification technology are subject to our agreements with Southern Company Services, Inc. and the United States Department of Energy. In turn, Halliburton has granted to us a non-exclusive, royalty-free, worldwide license under the existing patents and patent applications owned by Halliburton in the fields of use of our current business, certain field processing, coal gasification and riser fields of use, and certain other specified fields of use. Both we and Halliburton will retain the right to use, on a royalty-free and non-exclusive basis and in our respective fields of use, certain of the other party’s existing intellectual property (including copyrights, trade secrets, technology and know-how but excluding patents, which are subject to other specific provisions) to the extent used in, and necessary for, the conduct of each company’s respective current businesses. The intellectual property licensed by the parties under this agreement may be sublicensed in each party’s respective fields of use to certain customers. Halliburton may sublicense only to such customers who are oil and gas producing companies or coal producing and processing companies, and we may sublicense only to such customers who are oil and gas producing companies, refining or industrial processing companies or customers of our Government and Infrastructure segment (other than those who provide upstream oilfield services). Each party’s licenses to patents and other intellectual property described above are limited by that party’s confidentiality and non-use obligations under this agreement. During the term of the agreement, either party may request a sublicense in its respective fields of use to third-party patents currently licensed to the other party to the extent the original license agreement (and, if applicable, our agreements with Southern Company Services, Inc. and the United States Department of Energy) permits such a sublicense and on the most favorable terms permitted by such license. Halliburton’s use or sublicensing of certain of our technologies will, in certain circumstances, require Halliburton to pay us commercially reasonable fees at rates and on terms that are consistent with our practices at the time. Under the terms of the agreement, we ceased using all Halliburton trademarks on or before the date of our separation from Halliburton, but Halliburton is permitted to continue to use the term “Kellogg,” “KBR” or “Kellogg Brown & Root” as part of the name of one Halliburton entity that will serve as a holding company and will not directly provide any goods or services.

Related Party Transactions

Historically, Halliburton has provided us with various services and other general corporate support, including human resources, legal, information technology and accounting, and we have provided various corporate support services to Halliburton, including accounting, real estate and information technology. Halliburton and KBR currently provide certain of these services to each other on an interim basis under transition services agreements. Costs for information technology, including payroll processing services, which totaled $11 million, $20 million and $19 million for the years ended December 31, 2006, 2005 and 2004, respectively, are allocated to us based on a combination of factors of Halliburton and KBR, including relative revenues, assets and payroll, and negotiation of the reasonableness of the charge. Costs for other services allocated to us were $23 million, $20 million and $20 million for the years ended December 31, 2006, 2005 and 2004, respectively. Costs for these other services, including legal services and audit services, are primarily charged to us based on direct usage of the service. Costs allocated to us using a method other than direct usage are not significant individually or in the aggregate. We believe the allocation methods are reasonable. In addition, we lease office space to Halliburton at our Leatherhead, U.K. location.

Historically, Halliburton has centrally developed, negotiated and administered our risk management process. This insurance program has included broad, all-risk coverage of worldwide property locations, excess worker’s compensation, general, automobile and employer liability, director’s and officer’s and fiduciary liability, global cargo coverage and other standard business coverages. Net expenses of $17 million, $17 million and $20 million representing our share of these risk management coverages and related administrative costs, have been allocated to us for the years ended December 31, 2006, 2005 and 2004, respectively. Historically, we have been self insured, or have participated in a Halliburton self-insured plan, for certain insurable risks, such as general liability, property damage and workers’ compensation. However, subject to specific limitations, Halliburton has had umbrella insurance coverage for some of these risk exposures. In anticipation of our complete separation from Halliburton, we are developing our own stand-alone insurance and risk management policies that will provide substantially the same coverage. In connection with our initial public offering we obtained a stand-alone director and officer liability insurance policy. The insurance policies covering primary liability and marine cargo were separated between us and Halliburton in 2007. At the time of our complete separation from Halliburton certain other policies will be separated. We are also in the process of obtaining certain stand-alone insurance policies, including property coverage. Our property coverage will differ from prior coverage as appropriate to reflect the nature of our properties, as compared to Halliburton’s properties.

We perform many of our projects through incorporated and unincorporated joint ventures. In addition to participating as a joint venture partner, we often provide engineering, procurement, construction, operations or maintenance services to the joint venture as a subcontractor. Where we provide services to a joint venture that we control and therefore consolidate for financial reporting purposes, we eliminate intercompany revenues and expenses on such transactions. In situations where we account for our interest in the joint venture under the equity method of accounting, we do not eliminate any portion of our revenues or expenses. We recognize the profit on our services provided to joint ventures that we consolidate and joint ventures that we record under the equity method of accounting primarily using the percentage-of-completion method. Total revenue from services provided to our unconsolidated joint ventures recorded in our consolidated statements of operations were $450 million, $249 million and $519 million for the years ended December 31, 2006, 2005 and 2004, respectively. Profit on transactions with our joint ventures recognized in our consolidated statements of operations were $62 million, $21 million and $50 million for the years ended December 31, 2006, 2005 and 2004, respectively.

In connection with certain projects, we are required to provide letters of credit, surety bonds or other financial and performance guarantees to our customers. Halliburton is the guarantor of the majority of these credit support instruments issued through December 2005 when KBR obtained its $850 million revolving credit facility. As of December 31, 2006, we had $676 million in letters of credit and financial guarantees outstanding of which $55 million was issued under our revolving credit facility. Of the remaining $621 million, $597 million was issued under various Halliburton facilities and were irrevocably and unconditionally guaranteed by Halliburton. Of the total $676 million outstanding, $516 million related to our joint venture operations, including $159 million issued in connection with our Allenby & Connaught project. The remaining $160 million of outstanding letters of credit related to various other projects. In addition, Halliburton has guaranteed surety bonds and provided direct guarantees primarily related to our payment and performance. These credit support instruments remain outstanding, and we pay a quarterly carry charge to Halliburton for continuance of these instruments. We have agreed to indemnify Halliburton for all losses in connection with the outstanding credit support instruments and any additional credit support instruments relating to our business for which Halliburton may become obligated following our initial public offering. We expect to cancel these credit support instruments as we complete the underlying projects. Under certain reimbursement agreements, if we were unable to reimburse a bank under a paid letter of credit and the amount due is paid by Halliburton, we would be required to reimburse Halliburton for any amounts drawn on these letters of credit or guarantees in the future.

In October 2005, Halliburton capitalized $300 million of the amounts owed by us to Halliburton. In December 2005, we and Halliburton agreed to convert the balance of the amount owed by us to Halliburton into two subordinated intercompany notes with an aggregate principal balance of $774 million due December 31, 2010. In October 2006, we repaid $324 million in aggregate principal amount of the subordinated intercompany notes with available cash balances from sources permitted by the covenants under our revolving credit facility. In November 2006, we repaid the remaining $450 million in aggregate principal amount of the subordinated intercompany notes with proceeds from our initial public offering.

In December 2005, we entered into a cash management arrangement with Halliburton enabling us to continue our normal business activity of investing funds with or borrowings from Halliburton. Funds invested with Halliburton by us were evidenced by the Halliburton Cash Management Note, which was a demand promissory note, bearing interest per annum equal to the closing rate of overnight Federal funds rate determined on the first business day of each month. Funds borrowed from Halliburton were evidenced by the KBR Cash Management Note, which was a demand promissory note, bearing interest per annum equal to the six month Eurodollar rate plus 1.00%. This cash management arrangement was terminated and amounts owed under the Halliburton Cash Management Note and the KBR Cash Management Note were settled in December 2006.

We conduct business with other Halliburton entities on a commercial basis, and we recognize revenues as services are rendered and costs as they are incurred. Amounts billed to us by Halliburton were primarily for services provided by Halliburton’s Energy Services Group on projects in the Middle East and were $0, $0 and $18 million for the years ended December 31, 2006, 2005 and 2004, respectively, and are included in cost of services in the consolidated statements of operations. Amounts we billed to Halliburton’s Energy Services Group were $2 million, $1 million and $4 million for the years ended December 31, 2006, 2005 and 2004, respectively.

In October 2005 we offered Cedric Burgher a relocation package to join the company in Houston, Texas, as Senior Vice President and Chief Financial Officer that included purchasing his home in Coral Gables, Florida, directly from him for fair market value. In accordance with our Employee Relocations Guide, we purchased his property in January 2006 for $2.3 million in cash, which was the full amount of an arm’s length, third-party contract for sale of the property. Subsequent to our purchase, the third-party buyer terminated the purchase contract during the feasibility period, in part because of disclosed defects in a retaining wall surrounding the property. We have entered into a contract with another buyer to sell the property for $1.9 million. We estimate that the total cost of the transaction to us, including the loss on the sale of the property and realtor and closing costs of the transaction, will be approximately $640,000.

RELATED PERSON POLICIES

Our Board of Directors has adopted a policy requiring its approval of any transactions involving our directors, executive officers or any nominees for director and any greater than 5% stockholders and their immediate family members. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we (including any of our subsidiaries) were, or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director or holding less than a 10 percent beneficial ownership interest in another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve transactions with related persons when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

•       whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•       whether the transaction is material to us or the related person;

•       the role the related person has played in arranging the related person transaction;

•       the structure of the related person transaction;

•       the extent of the related person’s interest in the transaction; and

•       whether there are alternative sources for the subject matter of the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires KBR’s directors and executive officers, and persons who own more than ten percent of a registered class of KBR’s equity securities, to file with the SEC and the New York Stock Exchange (the “NYSE”) initial reports of ownership and reports of changes in ownership of common stock of KBR.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that such reports accurately reflect all reportable transactions and holdings, with respect to the fiscal year ended December 31, 2006 and during 2007 through the date of this proxy statement, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except as provided herein. Mr. Utt’s Form 4 reporting a stock purchase in connection with our initial public offering was not timely filed due to an administrative oversight. Also, Form 4s for six KBR officers were filed on April 12, 2007 reporting the conversion of outstanding awards under Halliburton’s 1993 Stock and Incentive Plan into similar awards under KBR’s Transitional Stock Adjustment Plan, effective April 9, 2007. The delay was due to administrative difficulties in determining the amounts of the awards, which were based on the relative prices of Halliburton and KBR common stock on April 5th and April 9th, as set forth in the KBR Transitional Stock Adjustment Plan.

DIRECTOR COMPENSATION

All non-employee Directors receive an annual retainer of $45,000 and an attendance fee of $1,500 for each board or board committee meeting attended in person and $500 for each board or board committee meeting attended by telephone, plus incurred expenses where appropriate. The Chairman of each committee also receives an additional annual retainer as follows: Nominating and Corporate Governance—$10,000; Audit—$7,500; Compensation—$5,000; Health, Safety and Environmental—$5,000.

Each of our non-employee directors also receives an annual award of 3,500 shares of restricted stock or restricted stock units under the KBR, Inc. 2006 Stock and Incentive Plan, as amended, a copy of which is attached.

The following table sets forth certain information with respect to KBR’s director compensation for non-employee directors during the fiscal year ended December 31, 2006.

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Jeffrey E. Curtiss	$7,500	$76,860	N/A	N/A	N/A	N/A	$84,360
Richard J. Slater	$7,500	$76,860	N/A	N/A	N/A	N/A	$84,360

(1)          Directors who were also full-time officers or employees of KBR or Halliburton received no additional compensation for serving as directors.

(2)          In accordance with our director compensation policy, Messrs. Curtiss and Slater were each awarded 3,500 shares of restricted stock under the KBR Plan for their services as directors in 2006. The shares were awarded on April 13, 2007 and had a grant date fair value of $21.96 per share, computed in accordance with FAS 123R. The restricted stock vests at a rate of 20% per year over a five-year period.

AUDIT COMMITTEE REPORT

KBR’s Audit Committee operates under a written charter, a copy of which is available on KBR’s website, www.kbr.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval.

KBR’s management is responsible for preparing KBR’s financial statements and the principal independent accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent accountants. In fulfilling our oversight role for the year ended December 31, 2006, we:

•       reviewed and discussed KBR’s audited financial statements with management;

•       discussed with KPMG LLP, KBR’s principal independent accountants, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•       received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1; and

•       discussed with KPMG its independence.

Based on our:

•       review of the audited financial statements;

•       discussions with management;

•       discussions with KPMG LLP, and

•       review of KPMG LLP’s written disclosures and letter,

we recommended to the Board of Directors that the audited financial statements be included in KBR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. Our recommendation considers our review of that firm’s qualifications as independent accountants for the Company. Our review also included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In our judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

Respectfully submitted,
THE AUDIT COMMITTEE OF DIRECTORS
Jeffrey E. Curtiss
Richard J. Slater

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed or expected to be billed for audit-related, tax and all other services rendered by KPMG during those periods.

Thousands of dollars	2005	2006
Audit fees(a)	$8,431	$10,206
Audit-related fees(b)	388	66
Tax fees(c)	2,921	2,033
All other fees(d)	10	42
Total	$11,750	$12,347

(a)           Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, and review of registration statements.

(b)          Audit-related fees primarily include professional services rendered by KPMG for audits of our employee benefit plans and audits of some of our subsidiaries relating to transactions.

(c)           Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for federal, state and international tax compliance and advice.

(d)          All other fees consist of the aggregate fees billed for products and services provided by KPMG, other than the services described in notes (a) through (c) above.

Pre-Approval Policy

The Audit Committee is directly responsible for appointing, setting compensation for and overseeing the work of KPMG, our principal independent registered public accounting firm. The Audit Committee has established written pre-approval policies requiring approval by the Audit Committee of all services to be provided by KPMG and all audit services provided by other independent accountants. The policy provides that all audit, audit-related and tax services to be provided by KPMG will be described in a written plan submitted to the Audit Committee annually for pre-approval. The Audit Committee, its Chairman or another Audit Committee member designee must pre-approve any audit, audit-related or tax services to be provided by KPMG that were not submitted for annual pre-approval if the fees to be paid for such services will exceed $150,000. All other services, for fees in excess of $50,000 must be specifically approved in the same manner as audit, audit-related and tax services greater than $150,000.

The policy also provides that all audit services to be provided by independent public accountants other than KPMG will be described in writing and presented to the Audit Committee by our Chief Accounting Officer annually for pre-approval. Any audit services not included in the annual pre-approved plan must be approved in the same manner as unplanned audit, audit-related and tax services to be provided by KPMG.

As permitted by the SEC, to ensure prompt handling of unexpected matters, our policy allows for the delegation of the Committee’s pre-approval authority under the policy to the Chairman or another member of the Audit Committee designated by the Audit Committee or the Chairman. Any pre-approval decisions by the Audit Committee Chairman or other Audit Committee designee will be reported to the Audit Committee at the next regularly-scheduled meeting following any such decisions. Although the policy allows for this delegation of authority, the Audit Committee does not yet have a Chairman, and no Audit Committee member has been designated to exercise pre-approval authority.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 on Proxy Card

KPMG LLP has examined the financial statements of KBR and its predecessor beginning with the year ended December 31, 2004. A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment by the Board of Directors of that firm as independent registered public accounting firm to examine the financial statements of KBR for the year ending December 31, 2007. The engagement of KPMG LLP was made by the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in KBR. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with KBR in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Board of Directors has decided to ask our stockholders to ratify this appointment.

The proposal to ratify the appointment of KPMG LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm.

The Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm to examine the financial statements for KBR for the year 2007.

PROPOSAL TO APPROVE THE KBR, INC. 2006 STOCK AND INCENTIVE PLAN, AS AMENDED

Proposal 3 on Proxy Card

On November 20, 2006, our Board of Directors and our sole stockholder, a subsidiary of Halliburton, approved the KBR, Inc. 2006 Stock and Incentive Plan for the benefit of our employees, officers and outside directors. On June 27, 2007, our Board of Directors amended the plan to increase the maximum cash value of performance awards not denominated in common stock granted to any participant in any one calendar year from $5 million to $10 million. The terms of the plan, as amended, are summarized below.

Types of Awards.   The plan provides for the grant of any or all of the following types of awards:

•       stock options, including incentive stock options and non-qualified stock options;

•       SARs, in tandem with stock options or freestanding;

•       restricted stock;

•       restricted stock units;

•       performance awards; and

•       stock value equivalent awards.

Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee.

Shares Subject to the Plan.   We have reserved 10,000,000 shares of our common stock for purposes of the plan, of which no more than 3,500,000 shares may be issued in the form of restricted stock or restricted stock units or pursuant to performance awards. There is a 500,000 share limit on the total number of shares or share equivalents that may be covered by performance awards, stock options, and SARs made to a participant in any calendar year. The cash value determined as of the date of grant of any performance award not denominated in common stock granted to any participant for any one calendar year may not exceed $10,000,000. Repricing or the cancellation and reissuance of stock options or SARs is prohibited. The plan provides for adjustments to the terms of outstanding grants and the shares reserved for future grants in the event of subdivisions or combinations of our common stock, stock dividends or stock splits. It also provides for adjustments to be determined by the Compensation Committee in the event of consolidations or mergers of our company with another corporation or entity, recapitalizations of our company or distributions to holders of our common stock of securities or property other than normal cash dividends or stock dividends. Shares are deemed issued under the plan only to the extent actually issued and delivered under an award, and to the extent an award lapses or the holder is paid in cash, the shares subject to the award will again become available under the plan. In general, we may satisfy awards granted under the plan using shares of our authorized but unissued common stock or common stock previously issued that we have reacquired.

Term.   The plan has a ten year term; new awards may not be granted under the plan following the tenth anniversary of the plan adoption date.

Administration.   The Compensation Committee appointed by our Board of Directors administers the plan for our employees. Our Compensation Committee was appointed by, and serves at the pleasure of, our Board of Directors.

Subject to the terms of the plan, and to any approvals and other authority as our Board of Directors may reserve to itself from time to time, our Compensation Committee, consistent with the terms of the plan, has authority to:

•       select the individuals to receive awards;

•       determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the plan;

•       construe the plan and prescribe rules and regulations for the administration of the plan; and

•       make any other determinations authorized under the plan as the Compensation Committee deems necessary or appropriate.

Eligibility.   A broad group of our employees and employees of our affiliates are eligible to participate in the plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Outside directors of KBR are also eligible to participate in the plan.

Stock Options.   Awards under the plan may be in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to the option, the manner and time of the option’s exercise, the conditions on exercisability and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will designate each option as a non-qualified or an incentive stock option.

Stock Appreciation Rights.   The plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a SAR will not be less than the fair market value of the common stock on the date the SAR is granted. If granted with a stock option, exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. Upon exercising a SAR, the holder receives for each share for which the SAR is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. The term of a SAR grant may not exceed ten years. No consideration is received by us for granting SARs.

Each grant of a SAR will be evidenced by an agreement that specifies the terms and conditions of the award, including the effect of death, disability, retirement or other termination of service on the exercisability of the SAR.

Restricted Stock and Restricted Stock Units.   Stock awards may be granted consisting of restricted common stock or restricted stock units denominated in common stock. The Compensation Committee may establish rules and procedures for the crediting of dividend equivalents, if any, for restricted stock unit awards. Stock awards are subject to the 3,500,000 share limit on the total number of shares that may be issued in the form of restricted stock, restricted stock units, or performance awards. The Compensation Committee will determine the nature and extent of the restrictions on the awards, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. With a limited exception, the restrictions may not lapse in less than equal annual installments over a period of at least three years from the date of grant.

Performance Awards.   The plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent on the achievement of one or more performance measures. These awards are subject to the 3,500,000 share limit on the total number of shares that may be issued in the form of restricted stock, restricted stock units or performance awards. The cash value as of the time of grant of any performance awards to any individual that are not denominated in common stock shall not exceed $10,000,000 in any calendar year.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following: earnings, cash value added performance, cash flow, stockholder return and/or value, customer satisfaction, operating profits (including EBITDA), revenue, net profits, financial return ratios, earnings per share, profit return and margins, stock price, market share, cost reduction goals, working capital and debt to capital ratio.

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on corporate, subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of an awardee’s death, disability, retirement or other termination of service during the performance period.

Stock Value Equivalent Awards.   The plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of an awardee’s death, disability, retirement or other termination of service during the applicable period. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a stock value equivalent award, as determined by the Compensation Committee.

Corporate Change.   In the event of a corporate change of KBR, unless an award document provides otherwise, (i) any outstanding options and stock appreciation rights will vest and become fully exercisable, (ii) any restrictions on restricted stock and units will lapse, (iii) all performance measures upon which an outstanding performance award is contingent will be deemed achieved and the holder will receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the date of the corporate change, and (iv) any outstanding cash awards including, but not limited to, stock value equivalent awards will vest and be paid based on the vested value of the award.

Amendment and Termination of the Stock Incentive Plan.   The Board of Directors may amend or terminate the plan, but no amendment or termination may be made that would impair the rights of any holder of an award already granted without his or her consent. In addition, without the approval of the stockholders, the Board of Directors may not amend the plan to effect a material revision, including, but not limited to: (a) materially increasing the benefits accruing to a holder under the plan, (b) materially increasing the aggregate number of common stock that may be issued under the plan, (c) materially modifying the requirements as to eligibility for participation in the plan, (d) changing the types of awards available under the plan, or (e) amending or deleting the provisions that prevent the Compensation Committee from amending the terms and conditions of an outstanding option or SAR to alter the exercise price.

Federal Income Tax Treatment.   The following summarizes the current U.S. federal income tax consequences generally arising for awards under the plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition. A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount. The grant of a SAR will produce no U.S. federal tax consequences for the participant or us. The exercise of a SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of grant of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends, if any, paid to the participant during the restriction period will also be compensation income to the participant and deductible as compensation expense by us. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case:

•       we will be entitled to a deduction at the same time and in the same amount;

•       dividends, if any, paid to the participant during the restriction period will be taxable as dividends to the participant and not deductible by us; and

•       there will be no further federal income tax consequences when the restrictions lapse.

A participant who has been granted a performance share award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will have a corresponding tax deduction.

The plan is intended to comply with Section 409A of the Code and related regulation or pronouncements of the U.S. Department of Treasury (“Section 409A”) and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A. If any provisions of the plan or an award under the plan would result in the imposition of an applicable tax under Section 409A, such provision may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely offset the award recipient’s rights.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award or a restricted stock unit results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

We may deduct in connection with any award any taxes required by law to be withheld. The Compensation Committee may permit the participant to surrender, or authorize us to withhold, shares of common stock in satisfaction of our withholding obligations.

The following table contains information as of December 31, 2006, with respect to all compensation plans under which securities of KBR are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders(18)	983,261	$21.81	8,058,662
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	983,261	$21.81	8,058,662

(18) Prior to our initial public offering, the Plan was approved by our sole stockholder, a subsidiary of Halliburton.

As of June 30, 2007, under the KBR, Inc. 2006 Stock and Incentive Plan, as amended, 153,910 shares of restricted stock and 756,890 restricted stock units had not yet lapsed and 911,469 stock options were outstanding with a weighted average exercise price of $21.81 and a weighted average remaining term of 9.4 years. In addition, under the KBR, Inc. Transitional Stock Adjustment Plan, which is a frozen plan that was adopted to convert Halliburton equity awards to KBR equity awards, 858,171 shares of restricted stock had not yet lapsed and 1,763,591 stock options were outstanding with a weighted average exercise price of $9.35 and a weighted average remaining term of five years. No new awards can be made under the KBR, Inc. Transitional Stock Adjustment Plan.

The proposal to approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended, will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders and voted for or against the proposal. If approved by the stockholders, the plan will be effective as amended by the Board of Directors in June 2007 and the tax deductibility to KBR of any awards granted pursuant to the plan will not be limited by Section 162(m) of the Internal Revenue Code. If the plan is not approved by the stockholders, the plan will be effective as originally approved by the Board of Directors and our sole stockholder, a subsidiary of Halliburton, any performance awards granted prior to the date of the meeting that are subject to the Section 162(m) transition period will be reduced to the extent they are not deductible under Section 162(m), and the tax deductibility to KBR of any future awards granted pursuant to the plan will be limited by Section 162(m).

The Board of Directors recommends that you vote FOR approval of the KBR, Inc. 2006 Stock and Incentive Plan, as amended.

ADDITIONAL INFORMATION

Stockholder Proposals for 2008 Annual Meeting and Director Nominations

If you wish to present a proposal to be considered for inclusion in our proxy material for our Annual Meeting of Stockholders to be held in 2008, you must submit the proposal in writing to our Corporate Secretary at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, and we must receive your proposal not later than November 30, 2007 (the 120th day prior to March 28, 2008, the date on which we estimate that we will send our materials for our 2008 Annual Meeting of Stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

In order for stockholder proposals to have been properly submitted for presentation at our Annual Meeting of Stockholders, we must have received notice of the proposal not earlier than January 8, 2008, nor later than February 7, 2008 (the 120th and 90th days, respectively, prior to May 7, 2008, the intended date of the 2008 Annual Meeting of Stockholders). Your proposal must comply with Article I, Section 9 of our Bylaws.

A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require KBR to include the proposed nominee or business in KBR’s proxy solicitation materials.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by KBR. The cost of soliciting proxies will be paid by KBR. We have retained Morrow & Co. to aid in the solicitation of proxies. For these services, we will pay Morrow & Co. $9,500 and reimburse it for out-of-pocket expenses. Some of the executive officers and other employees of KBR also may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. KBR will, upon request, reimburse banks, brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of KBR common stock.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented at the 2007 Annual Meeting of Stockholders other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting of Stockholders for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

ADDITIONAL INFORMATION AVAILABLE

KBR files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report (without exhibits), without charge, by writing to KBR’s Investor Relations Department at 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

Appendix A

KBR, INC.

2006 STOCK AND INCENTIVE PLAN
(As Amended June 27, 2007)

I. PURPOSE

The purpose of the KBR, Inc. 2006 Stock and Incentive Plan (the “Plan”) is to provide a means whereby KBR, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to Non-employee Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein. The Plan is effective as of the closing date of the IPO as defined later in this document.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)                        “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.

(b)                       “Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c)                        “Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)                       “Board” means the Board of Directors of KBR, Inc.

(e)                        “Change of Control Value” means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)                          “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)                        “Committee” means, prior to the closing date of the IPO, the committee selected by the board of directors of Halliburton to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan and on and after the closing date of the IPO, the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

(h)                       “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

(i)                          “Company” means KBR, Inc., a Delaware corporation.

(j)                           “Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

(i)                          any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities (the “Outstanding Company Voting Securities”) provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Corporate Change:  (1) an acquisition of securities effected in connection with a distribution of any class of common stock of the Company to shareholders of Halliburton in a transaction (including any distribution in exchange for shares of capital stock or other securities of Halliburton) intended to qualify as a tax-free distribution under Section 355 of the Code (a “Tax-Free Spin Off”), (2) any acquisition by Halliburton Company or any of its affiliates excluding the Company and its Subsidiaries (collectively, “Halliburton Companies”), (3) any acquisition from Halliburton Companies pursuant to a public offering of securities registered under a registration statement filed with the Securities and Exchange Commission, or (4) any acquisition immediately following which Halliburton Companies have beneficial ownership of at least 50% or more of the Outstanding Company Voting Securities; provided that any such acquisition that, but for this clause (4), would otherwise constitute a Corporate Change under this Section II.(j)(i) shall be deemed to be a Corporate Change at the time that Halliburton Companies no longer have beneficial ownership of at least 50% or more of the Outstanding Company Voting Securities, if such individual, entity or group that made such acquisition continues to own 20% or more of the Outstanding Company Voting Securities following such time that Halliburton Companies no longer have such beneficial ownership; or

(ii)                      the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board); provided, however, that for purposes of this Section II.(j)(ii), any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by either (a) a vote of at least a majority of the Directors then comprising the Incumbent Board or (b) Halliburton, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than either Halliburton or the Board; or

(iii)                  there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)                    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, other than in connection with the transfer of all or substantially all of the assets of the Company to the Halliburton Companies, or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to the Halliburton Companies or to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k)                       “Corporate Change Effective Date” shall mean:

(i)                          the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii)                      the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii)                  the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv)                    the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

(l)                          “Director” means an individual serving as a member of the Board.

(m)                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                       “Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise.  If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(o)                       “Halliburton” means Halliburton Company, a Delaware corporation.

(p)                       “Holder” means an employee or Non-employee Director of the Company who has been granted an Award.

(q)                       “IPO” means the first registered underwritten public offering of shares of Common Stock of the Company.

(r)                         “Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(s)                         “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(t)                          “Minimum Criteria” means a Restriction Period that is not less than three (3) years from the date of grant of a Restricted Stock Award or Restricted Stock Unit Award.

(u)                       “Non-employee Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

(v)                        “Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(w)                     “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(x)                        “Optionee” means a Holder who has been granted an Option.

(y)                        “Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(z)                        “Performance Award” means an Award granted under Article XI of the Plan.

(aa)                  “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Halliburton or its subsidiaries or the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Halliburton, or the

Company or any of their affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Halliburton or the Company in substantially the same proportions as their ownership of stock of the Halliburton or the Company.

(bb)                “Plan” means the KBR, Inc. 2006 Stock and Incentive Plan.

(cc)                  “Restricted Stock Award” means an Award granted under Article IX of the Plan.

(dd)                “Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(ee)                  “Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as determined by the Committee) that is restricted or subject to forfeiture provisions.

(ff)                      “Restricted Stock Unit Award” means as Award granted under Article X of the Plan.

(gg)                  “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(hh)                “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

(ii)                      “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(jj)                        “Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(kk)                “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(ll)                      “Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(mm)        “Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 50% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(nn)                “Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the closing date of the IPO. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied; provided, however, that, notwithstanding any other provision of the Plan, Awards shall not be granted under the Plan after November 20, 2016.

IV. ADMINISTRATION

(a)                        Composition of Committee.   The Plan shall be administered by the Committee.

(b)                       Powers.   The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

(c)                        Additional Powers.   The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d)                       Delegation of Authority.   The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

(e)                        Engagement of an Agent.   The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Non-employee Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,
RESTRICTED STOCK AWARDS, RESTRICTED STOCK UNIT AWARDS,
PERFORMANCE AWARDS AND STOCK VALUE EQUIVALENT AWARDS;
SHARES SUBJECT TO THE PLAN

(a)                        Award Limits.   The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 10,000,000 shares, of which no more than 3,500,000 may be issued in the form of Restricted Stock Awards or Restricted Stock Unit Awards, or pursuant to Performance Awards. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any one calendar year, shall not in the aggregate exceed 500,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder for any one calendar year shall not exceed $10,000,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 500,000-share limit on Stock Options, Stock Appreciation Rights Awards and Performance Awards denominated in shares to a Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

(b)                       Stock Offered.   The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI. ELIGIBILITY

Awards made pursuant to the Plan may be granted to individuals who, at the time of grant, are employees of the Company or any Parent Corporation or Subsidiary of the Company or are Non-employee Directors. An Award may also be granted to a person who has agreed to become an employee of the Company or any Parent Corporation or Subsidiary of the Company within the subsequent three (3) months. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, an Award of Stock Appreciation Rights, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Stock Value Equivalent Award or any combination thereof. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII. STOCK OPTIONS

(a)                        Stock Option Agreement.   Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

(b)                       Option Period.   The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

(c)                        Limitations on Exercise of Option.   An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(d)                       Option Price.   The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

(e)                        Options and Rights in Substitution for Stock Options Granted by Other Corporations.   Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options and Stock Appreciation Rights held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(f)                          Repricing Prohibited.   Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited.

VIII. STOCK APPRECIATION RIGHTS

(a)                        Stock Appreciation Rights.   A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. Upon the exercise of any Stock Appreciation Rights granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such Right.

(b)                       Exercise Price.   The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(c)                        Exercise Period.   The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

(d)                       Limitations on Exercise of Stock Appreciation Right.   A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(e)                        Repricing Prohibited.   Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited.

IX. RESTRICTED STOCK AWARDS

(a)                        Restricted Period To Be Established by the Committee.   At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 500,000 shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b)                       Other Terms and Conditions.   Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Award Agreement.

(c)                        Payment for Restricted Stock.   A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)                       Miscellaneous.   Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X. RESTRICTED STOCK UNIT AWARDS

(a)                        Restricted Period To Be Established by the Committee.   At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that except as set forth below and as permitted by Paragraph (b) of this Article X, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 500,000 shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b)                       Other Terms and Conditions.   At the time of a Restricted Stock Unit Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award. If a payment of cash or issuance of Common Stock is to be made on a deferred basis, the Committee shall establish whether interest or dividend equivalents shall be credited on the deferred amounts and any other terms and conditions applicable thereto.

(c)                        Payment for Restricted Stock Unit.   A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)                       Restricted Stock Units in Substitution for Units or Restricted Stock Granted by Other Corporations.   Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units or restricted stock held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

XI. PERFORMANCE AWARDS

(a)                        Performance Period.   The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

(b)                       Performance Awards.   Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c)                        Performance Measures.   A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(d)                       Payment.   Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date. If a payment of cash or issuance of Common Stock is to be made on a deferred basis, the Committee shall establish whether interest or dividend equivalents shall be credited on the deferred amounts and any other terms and conditions applicable thereto.

(e)                        Termination of Service.   The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII. STOCK VALUE EQUIVALENT AWARDS

(a)                        Stock Value Equivalent Awards.   Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

(b)                       Award Period.   The Committee shall establish, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder.

(c)                        Payment.   Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee. If payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

(d)                       Termination of Service.   The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII. RECAPITALIZATION OR REORGANIZATION

(a)                        After the closing date of the IPO, except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

(b)                       The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c)                        The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but, after the closing date of the IPO, if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d)                       After the closing date of the IPO, if the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Rights or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award (or, if a cash payment would otherwise be payable, an amount determined by reference to the value attributable thereto).

(e)                        In the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date, and (iv) any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

(f)                          In the relevant Award Document, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in Clause (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in Clause (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by all or selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) require the mandatory surrender to the Company by all or selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread (if any) with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value, or (iii) require the mandatory surrender to the Company by selected Holders of Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards of some or all of the outstanding Awards held by such Holder (irrespective of whether such Awards are vested under the provisions of the Plan) as of a date (before or after a Corporate Change)

specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Holder an amount of cash equal to the Change of Control Value of the shares, if the Award value is determined by the full value of shares of Common Stock, or an amount of cash equal to the value of the Award at such time, if the Award is not determined on that basis.

(g)                        Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

XIV. AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made which would impair the rights of the Holder in any Award theretofore granted without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, (d) changes the types of awards available under the Plan, or (e) amends or deletes the provisions that prevent the Committee from amending the terms and conditions of an outstanding Option or Stock Appreciation Rights to alter the exercise price.

XV. OTHER

(a)                        No Right To An Award.   Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a Non-employee Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award Document duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)                       No Employment Rights Conferred.   Nothing contained in the Plan or in any Award made hereunder shall:

(i)                          confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

(ii)                      interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

(c)                        No Rights to Serve as a Director Conferred.   Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

(d)                       Other Laws; Withholding.   The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933, such other state and federal laws, rules or regulations, and non-U.S. laws, rules, or regulations as the

Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

(e)                        No Restriction on Corporate Action.   Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)                          Restrictions on Transfer.   Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted

Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g)                        Governing Law.   This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(h)                       Foreign Awardees.   The Committee may, without amending the Plan, grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

(i)                          Section 409A.   Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan, or any deferral permitted under the Plan, would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed, and that deferral provision will be structured, to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights with respect to an Award.

Notice of Annual Meeting of Stockholders
to be Held September 27, 2007

The undersigned stockholder of KBR, Inc., a Delaware corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 15, 2007, and hereby appoints William P. Utt and Andrew D. Farley, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of KBR, Inc. to be held on September 27, 2007 at 9:00 a.m. CDT, at South Shore Harbour Conference Center, 2500 South Shore Blvd., League City, Texas 77573, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN THIS PROXY STATEMENT; FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007; FOR THE APPROVAL OF THE KBR STOCK AND INCENTIVE PLAN, AS AMENDED, AND AS SAID PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Participants in the Brown & Root, Inc. Employees’ Retirement and Savings Plan and/or the Kellogg Brown & Root, Inc. Retirement and Savings Plan (collectively, the “Plan”):

Plan participants must direct (via mail, telephone or Internet, in accordance with the instructions on the reverse side of this card) United States Trust Company, National Association (“U.S. Trust”), to vote the shares of KBR, Inc. common stock allocated to the respective Plan account(s). If proper direction is not timely received, the Plan provides that, subject to the requirements of ERISA, the shares allocated to said Plan account(s) will be voted in U.S. Trust’s discretion.

To vote through the Internet or by telephone, please see the instructions on the backside of this card. To vote by mail, please mark, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

KBR, INC. ATTN: DOLORES BROOKS 601 JEFFERSON STREET, SUITE 3400 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by KBR, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KBR, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PARTICIPANTS IN THE PLAN (see reverse side)

Directions with respect to voting shares of KBR, Inc. common stock allocated to the KBR Stock Fund under the Plan must be received no later than 11:59 P.M. Eastern Time on Sunday, September 23, 2007.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KBRIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KBR, Inc.

    Vote On Directors

    The Board of Directors recommends that you vote FOR election of each Class I director nominee listed below.

    1.      To elect two Class I directors to serve for the ensuing three years and until their successors shall be elected and shall qualify;

                                        Nominees for Class I director-Term Ending 2010:

                01) William P. “Bill” Utt

                02) Jeffrey E. Curtiss

For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals The Board of Directors recommends that you vote FOR each of the proposals below.	For	Against	Abstain
2. To ratify the selection of KMPG LLP as the independent registered public accounting firm to examine the financial statements and books and records of KBR, Inc. for 2007; and	☐	☐	☐
3. To approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date